                                                                     EXHIBIT 2.1


                           STOCK PURCHASE AGREEMENT

                                BY AND BETWEEN

                  CAREER EDUCATION CORPORATION, AS PURCHASER,

                                      AND

                 ROBERT C. MARKS AND THE ROBERT C. MARKS TRUST
                       DATED OCTOBER 9, 1997, AS SELLER



                           DATED:  NOVEMBER 25, 1998

                               TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
1. Certain Definitions.........................................................................   1

2. Sale and Transfer of Shares; Assets and Liabilities of the Company at Closing...............   1
        2.1. Purchaser and Sale of Shares......................................................   1
        2.2. Purchase Price; Payment...........................................................   1
        2.3. Company Assets and Liabilities; Purchase Price Adjustment.........................   2
        2.4. Closing...........................................................................   5
        2.5. Participation of Company Employees in Purchaser's 401(k) Plan.....................   5
        2.6. Termination of Company Plans......................................................   6
        2.7. Assignment of Life Insurance Policy...............................................   7
        2.8. Excluded Assets...................................................................   7
        2.9. Withdrawal of Funds in Excess of Cash Minimum and Threshold Amount Requirements...   7

3. Closing Deliveries..........................................................................   7
        3.1. Deliveries to Purchaser...........................................................   7
        3.2. Deliveries to Seller..............................................................   8
        3.3. Post-Closing Covenants............................................................   9

4. Representations and Warranties of Seller....................................................   10
        4.1. Organization and Good Standing of the Company.....................................   10
        4.2. Ownership of the Company and the School...........................................   11
        4.3. Capacity; Authorization; Binding Effect, Etc......................................   11
        4.4. No Conflicts, Etc.................................................................   11
        4.5. Subsidiaries; Investments.........................................................   12
        4.6. Capitalization....................................................................   12
        4.7. Book and Records..................................................................   12
        4.8. Compliance with Laws; Licenses and Permits........................................   13
        4.9. Recruitment; Admissions Procedures; Attendance; Reports...........................   14
        4.10. Cohort Default Rate..............................................................   15
        4.11. Real Property Assets; Other Assets...............................................   15
        4.12. Material Miscellaneous Contracts.................................................   16
        4.13. Tradenames; Confidential Information.............................................   17
        4.14. Financial Statements; Indebtedness and Other Liabilities.........................   17
        4.15. Receivables......................................................................   18
        4.16. Inventories......................................................................   19
        4.17. Bank Accounts....................................................................   19
        4.18. Litigation, Etc..................................................................   19
        4.19. Insurance........................................................................   19
        4.20. Environmental Matters............................................................   20

        4.21. Employee Benefit Plans...........................................................   20
        4.22. Employment Matters...............................................................   26
        4.23. Labor Relations; Compliance......................................................   27
        4.24. Tax Matters......................................................................   27
        4.25. Brokerage........................................................................   28
        4.26. Affiliate Transactions...........................................................   28
        4.27. Absence of Certain Changes.......................................................   28
        4.28. Solvency.........................................................................   29
        4.29. Year 2000 Compliance.............................................................   29
        4.30. Accrediting Body Approvals.......................................................   30
        4.31. Delivery of Documents............................................................   30
        4.32. Disclosure.......................................................................   30

5. Representations and Warranties of Purchaser.................................................   30
        5.1. Organization and Corporate Power..................................................   30
        5.2. Capacity; Authorization, Binding Effect, Etc......................................   31
        5.3. No Conflicts, Etc.................................................................   31
        5.4. Litigation........................................................................   31
        5.5. Brokerage.........................................................................   32
        5.6. Accrediting Body Approvals........................................................   32
        5.7. Disclosure........................................................................   32
        5.8. Securities Laws...................................................................   32

6. Noncompetition and Nonsolicitation; Confidential Information; Exclusive Dealing.............   32
        6.1. Noncompetition Agreement..........................................................   32
        6.2. Non-Solicitation Agreement........................................................   33
        6.3. Maintenance of Confidential Information by Seller.................................   33
        6.4. Scope of Restriction..............................................................   33
        6.5. Injunctive Relief.................................................................   34
        6.6. Termination Upon Recission or Event of Default under Note.........................   34
        6.7. Cooperation Pending Closing.......................................................   34
        6.8. Exclusive Dealing.................................................................   35

7. Conditions to Purchaser's Obligations.......................................................   35
        7.1. Consent and Estoppel Certificate..................................................   35
        7.2. [Intentionally Omitted.]..........................................................   35
        7.3. Truth of Representations and Warranties...........................................   35
        7.4. Performance of Agreements.........................................................   35
        7.5. No Material Adverse Change........................................................   35
        7.6. Litigation........................................................................   36
        7.7. Confirmation by the Illinois State Board of Higher Education......................   36
        7.8. [Intentionally omitted];..........................................................   36
        7.9. Proceedings.......................................................................   36
        7.10. Profit Sharing Plan..............................................................   36

8. Conditions to Seller's Obligations..........................................................   36
        8.1. Truth of Representations and Warranties...........................................   36
        8.2. Performance of Agreements.........................................................   37
        8.3. Litigation........................................................................   37
        8.4. Proceedings.......................................................................   37
        8.5. Consent and Estoppel Certificate..................................................   37
        8.6. Confirmation by the Illinois State Board of Higher Education......................   37

9. Indemnification; Remedies...................................................................   37
        9.1. Survival; Right To Indemnification Not Affected By Knowledge......................   37
        9.2. Indemnification and Payment of Indemnifiable Losses by Seller.....................   38
        9.3. Indemnification and Payment of Indemnifiable Losses by Purchaser..................   38
        9.4. Limitations on Indemnification....................................................   39
        9.5. Procedures........................................................................   39
        9.6. Prevailing Party to be Awarded Legal Fees.........................................   40
        9.7. Offset............................................................................   40

10. Rescission of Transactions.................................................................   41

11. Miscellaneous..............................................................................   41
        11.1. Expenses.........................................................................   41
        11.2. Exclusive Remedies...............................................................   42
        11.3. Successors and Assigns...........................................................   42
        11.4. Severability.....................................................................   42
        11.5. Counterparts.....................................................................   42
        11.6. Descriptive Headings; Interpretation.............................................   42
        11.7. Governing Laws...................................................................   43
        11.8. Consent to Jurisdiction and Service of Process...................................   43
        11.9. Waiver of Jury Trial.............................................................   43
        11.10. Notices.........................................................................   44
        11.11. Publicity.......................................................................   45
        11.12. Maintenance of Confidential Information by Purchaser............................   45
        11.13. Internal Revenue Code Section 338...............................................   46
        11.14. Entire Agreement................................................................   46
        11.15. Amendment.......................................................................   46

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of November 25, 1998, by and between Career Education Corporation, a Delaware corporation ("PURCHASER"), and Robert C. Marks and the Robert C. Marks Trust dated October 9, 1997 (the "TRUST" and, collectively with Mr. Marks, "SELLER"). All obligations of Seller pursuant to this Agreement are joint and several.

                                  BACKGROUND

          Seller is the sole record and beneficial owner of one-hundred percent (100%) of the issued and outstanding shares (the "SHARES") of capital stock of the Harrington Institute of Interior Design, Inc., an Illinois corporation (the "COMPANY"). The Company is engaged in the operation of a private, post-secondary vocational school commonly known as the Harrington Institute of Interior Design (the "SCHOOL"), which provides degree and diploma granting educational programs in interior design and related fields. The sole campus of the School is located in Chicago, Illinois. Purchaser, through various subsidiaries, owns and operates private, post-secondary vocational schools throughout the United States and Canada. Seller desires to sell, and Purchaser desires to purchase, the Shares, for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

          1.   CERTAIN DEFINITIONS.
               -------------------

          Except as otherwise indicated, capitalized terms used herein are defined in Appendix A attached hereto.
           ----------

          2.   SALE AND TRANSFER OF SHARES; ASSETS AND LIABILITIES OF THE
               ----------------------------------------------------------
COMPANY AT CLOSING.
------------------

          2.1. PURCHASER AND SALE OF SHARES.
               ----------------------------

          Subject to the terms and conditions of this Agreement, Seller hereby agrees to cause the Trust to sell, transfer, assign, convey and deliver the Shares, free and clear of all Encumbrances, to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept the Shares from the Trust, at the Closing.

          2.2. PURCHASE PRICE; PAYMENT.
               -----------------------

          In full consideration of the sale of the Shares by Seller to Purchaser, and the other agreements of Seller and Purchaser hereunder, and subject to adjustment at and following the Closing in accordance with Section
                                                                      -------
2.2(a) and Section 2.3, the purchase price (the "PURCHASE PRICE") for the Shares
------     -----------
is $2,900,000, which shall be payable as follows:

          (a) $2,000,000 (the "CLOSING PAYMENT"), plus an amount (the "ADDITIONAL CLOSING PAYMENT") equal to an estimate of the excess, if any, of the amount of cash included in the Assets over the amount necessary to satisfy the requirements of Section 2.3 with respect to the Threshold
                                 -----------
     Amount and the Cash Minimum (assuming no Additional Closing Payment), as agreed to jointly by Purchaser and Seller based upon review of the Estimated Closing Balance Sheet. Notwithstanding the foregoing, in no event shall the Additional Closing Payment payable on the Closing Date exceed $350,000; provided, that in no event shall the $350,000 limit on the
               --------
     Additional Closing Payment payable on the Closing Date be deemed to limit the amount of additional payments, if any, due to Seller pursuant to
     Section 2.3(a). The Closing Payment and the Additional Closing Payment
     --------------
     shall be delivered to the Trust, for the account of Seller, by wire transfer of immediately available funds at the Closing in accordance with the wire instructions set forth on Schedule 2.2(a) attached hereto. The
                                        ---------------
     Purchase Price shall be deemed increased by the amount of the Additional Closing Payment, if any.

          (b) $775,000, which amount shall be evidenced by, and payable in accordance with, Purchaser's note (the "NOTE") in substantially the form of Exhibit A attached hereto. The Note shall bear interest at seven percent
     ---------
     (7%) per annum and shall be due and payable in accordance with the terms thereof. The Purchase Price shall be subject to adjustment, and Purchaser's obligation to make payments in respect of the Note shall be subject to offset, in accordance with Section 2.3. Purchaser's obligation to make
                                ------------
     payments in respect of the Note shall also be subject to offset in accordance with Section 9.7.
                     ------------

          (c) $125,000, which amount shall be deposited into an escrow (the "ESCROW") established to secure certain indemnification obligations of Seller hereunder arising out of Pre-Closing Financial Aid Irregularities, if any, pursuant to and subject to the terms of an escrow agreement (the "ESCROW AGREEMENT"), in substantially the form of Exhibit G attached
                                                       ---------
     hereto, and which amount shall be disbursed in accordance with the terms of the Escrow Agreement.

          2.3. COMPANY ASSETS AND LIABILITIES; PURCHASE PRICE ADJUSTMENT.
               ---------------------------------------------------------

          (a) Seller agrees that, at and as of Closing, the assets of the Company (the "ASSETS"), shall include an aggregate amount of Current Assets (the "THRESHOLD AMOUNT") sufficient to meet all generally applicable financial requirements and ratios of the DOE, applicable state regulators and any applicable Accrediting Bodies with respect to the School as of the Closing Date. Without limitation of the foregoing, Current Assets included in the Threshold Amount shall include an amount of cash, cash equivalents and current accounts receivable, such that the ratio of (i) such Current Assets minus the Additional Closing Payment, if any, to (ii) current
            -----
     liabilities of the School, as determined in accordance with 34 C.F.R. 668.15(b)(7) (1997)

     (subject to the adjustment described herein to reflect any Additional Closing Payment) shall be equal or greater than 1.0:1. Seller also agrees that at Closing, the Assets shall include an aggregate amount of cash (the "CASH MINIMUM") equal to or greater than (x) the pre-collected tuition, fees and deposits constituting deferred tuition revenue, including without limitation deposits made for future enrollment and deposits of National Direct Student Loan matching funds (collectively, the "PREPAID TUITION") of the Company and other Student Deposits as of the Closing Date, plus (y) the Additional Closing Payment, if any. Such amounts shall be determined and such requirements and ratios calculated based upon the Final Balance Sheet and in accordance with the sample calculation set forth on Schedule 2.3(a).
                                                                ---------------
     If the Final Balance Sheet reflects a shortfall in the amount of Current Assets beneath the amount of Current Assets required to meet the Threshold Amount or cash required to meet the Cash Minimum as of the Closing Date, then the Purchase Price shall be reduced dollar for dollar by an amount equal to the greater of the shortfall, if any, below the Threshold Amount or the shortfall, if any, below the Cash Minimum, and the amount of such greater shortfall shall be offset against payments due from Purchaser pursuant to the Note. In the event such shortfall is greater than the amount of Purchaser's obligations pursuant to the Note available for offset, Seller shall promptly pay to Purchaser the difference between the total amount of such shortfall and the amount available for offset against the Note. If the Final Balance Sheet reflects an excess in the actual amount of Current Assets over the amount of Current Assets required to meet the Threshold Amount and an excess in the actual amount of cash over the amount of cash required to meet the Cash Minimum as of the Closing Date, then the Purchase Price shall be increased dollar for dollar by an amount equal to the lesser of the excess above the Threshold Amount and the excess above the Cash Minimum, and Purchaser shall promptly pay to Seller the amount of such adjustment to the Purchase Price.

          (b) Seller agrees that as of Closing, the Company's liabilities and obligations shall consist of the following, and only the following, liabilities and obligations (the "PERMITTED LIABILITIES"): (i) obligations in respect of Prepaid Tuition and Student Deposits in the amounts reflected on the Final Balance Sheet, (ii) obligations under the Leases and the other capital and operating leases and other agreements reflected on the Schedules to this Agreement; provided that such leases and agreements were
                                  --------
     entered into in the ordinary course of the Company's business and that the Company is not in default thereunder, (iii) all then current accounts payable to third party vendors who are not Affiliates representing operating expenses or purchases incurred or made in the ordinary course of the Company's business, on customary terms and at levels consistent with the Company's then current volume of business and prior experience, but in no event more than thirty (30) days past due, in the amounts reflected in the Final Balance Sheet, (iv) accrued expenses (including without limitation accruals for Taxes) in the amounts reflected on the Final

     Balance Sheet, and (v) liabilities shown on the Company's audited balance sheet and related statements of income and changes in financial position of the Company as at and for the fiscal year ended July 31, 1998, to the extent and in the amounts reflected on the Final Balance Sheet. Notwithstanding anything to the contrary contained herein, the Permitted Liabilities shall not include any of the following (the "EXCLUDED LIABILITIES"): (i) any debt, obligation or liability of the Company or the School, or any claim against any of the foregoing, of any kind, whether known or unknown, contingent, absolute or otherwise, including, without limitation, any liability for Taxes (other than Taxes in the amounts reflected on the Final Balance Sheet, Taxes constituting sales taxes in connection with accounts payable included in Permitted Liabilities and Taxes relating to the period after Closing in connection with other Permitted Liabilities), (ii) any contingent or otherwise indeterminate obligations or liabilities of the Company relating to the conduct of the Company's business prior to Closing (provided, that Excluded Liabilities
                                          --------
     shall not include contingent liability for refunds to student(s) who withdraw from the School after the Closing to the extent Prepaid Tuition in respect of any such student is included among the Assets), (iii) financial aid irregularities relating to operation of the School, including, without limitation any audit review disallowances, improperly disbursed student financial assistance program funds or similar determinations or actions that occurred, or relate to activities or actions occurring, prior to the Closing Date ("PRE-CLOSING FINANCIAL AID IRREGULARITIES") or the costs of responding to any audits, program reviews or other investigations which disclose Pre-Closing Financial Aid Irregularities, whether such audit or investigation is in progress as of the Closing Date or commences after the Closing Date, (provided, that notwithstanding the foregoing, Purchaser shall bear the costs of responding to any such audit, program review or other investigation (but not the expense of Pre-Closing Financial Aid Irregularities identified pursuant thereto) unless such audit, program review or other investigation results in amounts due from the Company in respect of Pre-Closing Financial Aid Irregularities in excess of $25,000),
     (iv) pending or threatened litigation affecting the Company or the School,
     (v) Company Plans which are terminated upon or prior to Closing in accordance with Section 2.6, and (vi) any other obligation or liability of
                     -----------
     the Company or the School not expressly permitted hereunder. Seller and/or Seller's designated representative shall be given the opportunity to participate, at Seller's sole cost and expense, in any audit, program review or other investigation pursuant to which Seller may incur liabilities pursuant to clause (iii) of the immediately preceding sentence.

          (c) As soon as possible following the Closing, and in any event not later than sixty (60) days after the Closing Date, Purchaser shall cause Arthur Andersen, L.L.P. to complete an audit consistent with GAAP of the Estimated Closing Balance Sheet of the Company and the School delivered by Seller pursuant to Section 3.1(h). Purchaser shall deliver to Seller a copy
                        --------------
     of such audited balance sheet, along with a calculation of the Threshold Amount, the Cash Minimum, and the shortfall or excess, if any, in either or both of the foregoing, within such sixty (60) day period. Upon request, Purchaser shall also use its commercially reasonable efforts to provide Seller or Seller's designated representative access to, or copies of, the work papers of Arthur Andersen, L.L.P. related to performance of such audit. Such audited balance sheet shall be deemed to have been accepted by, and be binding upon, Seller if Seller fails to deliver written objections to Purchaser with ten (10) business days after the receipt of such audited balance sheet and shall be deemed to be the "FINAL BALANCE SHEET." If Seller objects to such audited balance sheet and such objections are not resolved to Seller's satisfaction within twenty-one (21) days after delivery of such written objections, then a nationally recognized certified public accounting firm not otherwise engaged by either Seller or Purchaser or their Affiliates and mutually selected by Seller and Purchaser (the "INDEPENDENT AUDITOR"), shall review such audited balance sheet and all related work papers. Such review shall be completed by the Independent Auditor within ten (10) business days following its engagement. The determinations of the Independent Auditor shall then be incorporated into the audited balance sheet, and such revised balance sheet shall be deemed to be the "FINAL BALANCE SHEET", which shall be final and binding upon all parties. The costs of the engagement of the Independent Auditor shall be borne by Seller, unless the results of the Independent Auditor's determination result in an adjustment in Seller's favor of at least $25,000, in which event the costs of the engagement of the Independent Auditor shall be borne by Purchaser.

          Notwithstanding anything contained in this Agreement or the Note to the contrary, in the event (i) that payment in respect of the Deferred Payment is due pursuant to this Agreement and the Note subject only to final determination of the Final Balance Sheet pursuant to this Section 2.3 and (ii)
                                                          -----------
the Final Balance Sheet is in dispute, then Purchaser shall pay to Seller that portion of the Deferred Payment which is not in dispute; provided, in certain circumstances Purchaser shall be entitled to withhold additional amounts in accordance with Section 9.7.
                -----------

          2.4. CLOSING.
               -------

          The closing of the purchase and sale of the Shares and the consummation of the other actions contemplated by this Agreement to occur in connection therewith at the closing (the "CLOSING"), shall take place at the offices of Purchaser's counsel, Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., 55 East Monroe Street, Suite 3700, Chicago, Illinois 60603, on January 4, 1999, or such earlier date or location to which the parties hereto shall mutually agree in writing. In the event the Closing has not occurred on or prior to January 15, 1999, this Agreement shall terminate and neither Purchaser or Seller shall have any further obligation to the other pursuant hereto.

          2.5. PARTICIPATION OF COMPANY EMPLOYEES IN PURCHASER'S 401(K) PLAN.
               -------------------------------------------------------------

          Purchaser hereby agrees, and Seller hereby acknowledges, that following the Closing (and subject to the requirements of applicable law), employees of the Company may commence participation in the Career Education Corporation 401(k) Plan in accordance with the terms and conditions thereof or at such earlier time as may be specifically authorized by resolution of the Board of Directors of Purchaser.

          2.6. TERMINATION OF COMPANY PLANS.
               ----------------------------

          Seller hereby agrees to take all necessary and appropriate action, including but not limited to that which may reasonably be requested by Purchaser, to cause the Company to terminate the Harrington Institute of Interior Design, Inc. Profit Sharing Plan and Trust (the "PROFIT SHARING PLAN") effective as of the Closing. Seller shall cause the Company and Trustees of the Profit Sharing Plan to take the following specific action and deliver evidence thereof to Purchaser at the Closing:

          (a) Resolutions of the Company's Board of Directors: (i) amending and terminating the Profit Sharing Plan effective no later than the Closing, under Section 12.2 thereof; (ii) causing all accounts of participants under
           ------------
     the Profit Sharing Plan to become fully vested as of the Closing; (iii) directing that all accrued but unpaid contributions be paid by the Company to the Trustees of the Profit Sharing Plan and Trust and causing payment of such amounts to be reflected in the Estimated Closing Balance Sheet and Final Balance Sheet; (iv) directing that any and all loans owed to the Profit Sharing Plan be collected or deemed taxable distributions as of the Closing; (v) directing that Seller, as a trustee of the Profit Sharing Plan, shall personally undertake to obtain from the IRS a determination of the tax qualified and tax-exempt status of the Profit Sharing Plan and Trust upon termination; and (vi) directing the Trustees of the Profit Sharing Plan and Trust to distribute all assets of the Profit Sharing Plan to participants and beneficiaries upon receipt of such favorable determination from the IRS in accordance with Section 12.3 of the Profit
                                                   ------------
     Sharing Plan.

          (b) Agreement by Robert C. Marks as Trustee of the Profit Sharing Plan and Trust to (i) the actions of the Company and Seller as set forth in
     Section 2.6(a) above, (ii) provide a final accounting to the Company of all Plan assets and distributions as required under Section 10.6(h) of the
                                                     ---------------
     Profit Sharing Plan, and (iii) release any and all claims for payment of fees or expenses and for indemnification by such Trustees against the Company.

          (c) Seller hereby agrees to diligently undertake at Seller's individual expense the termination of the Profit Sharing Plan, including without limitation (i) preparing and filing an application for determination described at Section 2.6(a)(v) within sixty (60) days of
                                -----------------
     Closing; (ii) preparing and filing annual returns and summary annual reports for the Profit Sharing Plan for 1997, 1998 and any future periods, each in a timely manner, and (iii) providing to Purchaser copies of all correspondence with the IRS and other persons reflecting Seller's efforts or compliance with the foregoing.

          2.7. ASSIGNMENT OF LIFE INSURANCE POLICY.
               -----------------------------------

          (a) Prior to Closing Seller will cause the Company to assign to Seller that certain $500,000 life insurance policy covering Robert C. Marks issued by TransAmerica Life (Policy No. 92068122).

          2.8. EXCLUDED ASSETS.
               ---------------

          Notwithstanding any provision of this Agreement to the contrary (including without limitation Section 2.3(a)), the Assets shall not include the
                              --------------
personal assets of Robert C. Marks maintained in Mr. Marks' office at the Leased Facility (e.g., antiques, oriental rugs, artwork, etc.). Furthermore, in no event shall such items be included among the Company's Assets for the purpose of determination of the Final Balance Sheet or otherwise.

          2.9. WITHDRAWAL OF FUNDS IN EXCESS OF CASH MINIMUM AND THRESHOLD
               -----------------------------------------------------------
AMOUNT REQUIREMENTS.
-------------------

          Seller may cause the Company to make distributions of funds prior to the Closing; provided, that any such distributions are not reasonably anticipated by Seller (i) to materially impair Seller's ability to cause the Company to comply with the requirements of this Agreement with respect to the Cash Minimum and Threshold Amount or (ii) to cause a breach of any representation, warranty, covenant or agreement of Seller pursuant to this Agreement.

          3.   CLOSING DELIVERIES.
               ------------------

          3.1. DELIVERIES TO PURCHASER.
               -----------------------

          Seller agrees to deliver to Purchaser, at or before the Closing, each of the following, each of which constitutes a condition to Purchaser's obligation to consummate the purchase of the Shares:

          (a)  Certificates for Shares.  Certificates representing the Shares,
               -----------------------
     duly endorsed (or accompanied by duly executed stock powers), for transfer to Purchaser;

          (b)  Release from Seller.  A release in substantially the form of
               -------------------
     Exhibit B, executed by Seller (the "SELLER'S RELEASE");
     ---------

          (c)  Employment Agreement.  An employment agreement in substantially
               --------------------
     the form of Exhibit C, executed by Mr. Marks and the Company, and
                 ---------
     guaranteed by Purchaser (the "EMPLOYMENT AGREEMENT");

          (d)  Certificate of Seller.  A certificate, signed by Robert C.
               ---------------------
     Marks in his individual capacity and as trustee of the Trust, certifying the authority of himself and the Trust to consummate the transactions contemplated hereby;

          (e)  Legal Opinion.  A legal opinion of Seller's counsel, Aronberg,
               -------------
     Goldgehn, Davis and Garmisa, in substantially the form of Exhibit D
                                                               ---------
     attached hereto, addressed to Purchaser;

          (f)  Consents.  Evidence satisfactory to Purchaser's counsel that each
               --------
     consent of third parties listed in Schedule 3.1(f) attached hereto, which
                                        ---------------
     are required by Purchaser to be obtained by Seller prior to the Closing, has been obtained and remains in full force and effect;

          (g)  Escrow Agreement.  The Escrow Agreement, executed by Seller and
               ----------------
     the escrow agent thereunder;

          (h)  Closing Financial Information.  An estimated balance sheet of the
               -----------------------------
     Company as of the Closing Date (the "ESTIMATED CLOSING BALANCE SHEET"), accompanied by schedules in reasonable detail showing cash balances in all bank accounts of Seller and all outstanding accounts payable, and a certificate executed by Seller certifying that Current Assets equal to or greater than the Threshold Amount, and cash equal to or greater than the Cash Minimum, are included in the Assets, and that the Company has no liabilities other than Permitted Liabilities;

          (i)  [INTENTIONALLY OMITTED];

          (j)  Resignations.  A resignation of Seller and all other directors
               ------------
     and officers of the Company from their respective positions as directors and officers of the Company;

          (k)  [INTENTIONALLY OMITTED.]
               ---------------------

          (l)  Bank Accounts.  A list of all operating and other bank accounts
               -------------
     of the Company;

          (m)  Closing Certificate.  A certificate executed by Seller
               -------------------
     satisfying the requirements of Sections 7.3, 7.4 and 7.5 hereof; and
                                    ------------  ---     ---

          (n)  Other Documents.  Such other documents relating to the
               ---------------
     transactions contemplated by this Agreement as Purchaser or its counsel may reasonably request, including, without limitation, documents specified as Seller's closing deliveries on the Closing Checklist in the form of Exhibit E attached hereto.
     ----------

          3.2. DELIVERIES TO SELLER.
               --------------------

          Purchaser agrees to deliver to Seller, at or before the Closing, each of the following, each of which constitutes a condition to Seller's obligations to consummate the sale of the Shares:

          (a)  Closing Payment.  The Closing Payment required by Section 2.2(a)
               ---------------                                   --------------
     by wire transfer of immediately available funds;

          (b)  Note.  The Note, executed by Purchaser;
               ----

          (c)  Employment Agreement.  The Employment Agreement, executed by
               --------------------
Purchaser;

          (d)  Secretary's Certificate for Purchaser.  A certificate, signed
               -------------------------------------
     by the secretary or an assistant secretary of Purchaser, certifying the articles of incorporation and bylaws of Purchaser, appropriate authorizing resolutions of Purchaser's Board of Directors, the incumbency of Purchaser's officers executing this Agreement and the documents delivered in connection with the Closing, and the good standing of Purchaser in its state of incorporation and the State of Illinois;

          (e)  Legal Opinion.  A legal opinion of special counsel for Purchaser,
               -------------
     Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd., in substantially the form of Exhibit F attached hereto, addressed to Seller;
                 ---------

          (f)  Closing Certificate.  A certificate executed by Purchaser
               -------------------
     satisfying the requirements of Sections 8.1 and 8.2 hereof;
                                    ------------     ---

          (g)  Escrow Agreement.  The Escrow Agreement, executed by Purchaser
               ----------------
     and the escrow agent thereunder; and

          (h)  Other Documents.  Such other documents relating to the
               ---------------
     transactions contemplated by this Agreement as Seller or Seller's counsel may reasonably request, including, without limitation, documents specified as Purchaser's closing deliveries on the Closing Checklist in the form of Exhibit E attached hereto;
     ---------

          3.3. POST-CLOSING COVENANTS.
               ----------------------

          (a)  Further Assurances.  On or after the Closing Date, and without
               ------------------
     further consideration, Purchaser and Seller shall, from time to time at the request of any other party hereto, execute and deliver to such other party further documents and instruments evidencing the consummation of the transactions contemplated by this Agreement as either party may reasonably require including, without limitation, instruments of conveyance, assignment and transfer of the Shares, and documents necessary to effectuate the payment of the Note or other amounts due Seller hereunder.

          (b)  Access and Maintenance of Records.  From and after the Closing
               ---------------------------------
     Date, Purchaser shall afford to Seller, their counsel, accountants and other authorized representatives reasonable access to the Company's books and records related to periods prior to the Closing Date during normal business hours and upon reasonable notice from Seller to Purchaser, as reasonably required by Seller in connection with (i) performance by Seller of any of Seller's obligations (whether directly or by virtue of their indemnification obligations) pursuant to this Agreement, (ii) any claim, action, litigation, program review, audit or other proceeding involving Seller and (iii) Seller's preparation of Seller's tax returns. Subject to
     Section 6.3 hereof, Seller, at Seller's expense, may make copies of any
     -----------
     such records as may be necessary or appropriate for Seller's use in connection with the foregoing. From and after the Closing Date, Purchaser shall afford to DOE, other applicable Accrediting Bodies and Governmental Authorities access to the Company's books and records as required by applicable Legal Requirements. Purchaser shall preserve and protect all books and records, including without limitation all documents, papers, computer programs and records pertaining in any manner to the administration by the Company of federal student financial assistance programs pursuant to Title IV with respect to the School, for at least the period of time specified under applicable Legal Requirements.

          (c)  Administration of Company Prior to Receipt of DOE Approval
               ----------------------------------------------------------
     Notice. From and after the Closing Date and until receipt of a DOE
     ------
     Approval Notice and payoff of the Note, Purchaser, at Purchaser's sole cost and expense, shall administer and operate the Company in material compliance with all Legal Requirements and Accrediting Body requirements, and in accordance with all Licenses, Permits and Accreditations issued by or entered into with any Governmental Authority or any Accrediting Body regulating or otherwise relating to the administration and operation of the Company or the School. Pending receipt of a DOE Approval Notice, Purchaser shall regularly consult with Seller regarding the operations of the School. Subject to the terms and provisions of this Agreement, Purchaser shall use its commercially reasonable efforts in order to obtain any and all approvals from the DOE, any other Accrediting Body and any other Governmental Authority that may be necessary or appropriate to vest in Purchaser the right and authority to administer and operate the School, and Purchaser and Seller shall cooperate in order to obtain such approvals. In connection with the foregoing, Purchaser hereby covenants to notify Seller promptly upon receipt of a DOE Approval Notice.

          (d)  Seller's Use of Title of President and Dean Emeritus of the
               -----------------------------------------------------------
     School. From and after the Closing, Seller may use the title "President and
     ------
     Dean Emeritus" of the School; provided that the privilege of use of such
                                   --------
     title shall not confer any authority to bind the Company or the School in any way and shall be subject to the requirement that Seller may not use such title in any manner which has a material adverse effect on the business or reputation of the Company or the School.

          4.   REPRESENTATIONS AND WARRANTIES OF SELLER.
               ----------------------------------------

          As a material inducement to Purchaser to enter into this Agreement and to purchase the Shares, Seller hereby represents and warrants that:

          4.1. ORGANIZATION AND GOOD STANDING OF THE COMPANY.
               ---------------------------------------------

          The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois. The nature of the Company's operations do not require it to qualify in any state outside of Illinois, except where failure to so qualify would not have a material adverse effect on the Company's business or operations. The Company has all requisite power and authority to own and operate its properties and assets, to carry on its business as now conducted, and to consummate the transactions contemplated hereby. The Company is not, and for the past five (5) years has not been, engaged in any business other than the operation of the School, and activities directly related thereto. The copies of the Company's articles of incorporation and bylaws which have been furnished by Seller to Purchaser reflect all amendments made thereto at any time prior to the date of this Agreement and are true, correct and complete.

          4.2. OWNERSHIP OF THE COMPANY AND THE SCHOOL.
               ---------------------------------------

          The Company is owned and operated by Seller directly , and no other Person has any ownership interest in the Company. The Assets and the School are owned directly by the Company, and no other Person has any direct or indirect ownership interest in either of them. No other Person has any right, option, warrant, subscription or other arrangement to purchase shares of capital stock of the Company or to otherwise acquire any other equity interest in the Company, or to acquire the Assets or the School. Neither Seller nor any other Person is a party to any agreement or proxy with respect to the voting or restricting the transfer of shares of the capital stock of the Company.

          4.3. CAPACITY; AUTHORIZATION; BINDING EFFECT, ETC.
               --------------------------------------------

          Seller has the unrestricted and absolute power, legal capacity and authority to execute, deliver and perform this Agreement and each other document being executed in connection herewith to which it is a party. This Agreement has been, and each other document to be executed by Seller in connection herewith, upon consummation of the Closing, will have been, duly executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof and thereof by Purchaser and any other parties thereto), this Agreement is, and each such other document or agreement will be, a valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          4.4. NO CONFLICTS, ETC.
               -----------------

          Except as set forth in Schedule 4.4, the execution, delivery and
                                 ------------
performance of this Agreement and each other document being executed by Seller in connection herewith, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) contravene, conflict with, or result in a violation of (i) any provision of the articles of incorporation or bylaws of the Company, or (ii) any resolution adopted by the board of directors or the stockholders of the Company; (b) contravene, conflict with or violate any Legal Requirement applicable to the Company, the School or the Assets, or to Seller; (c) except as contemplated by clause (e) below, with or without the giving of notice or the passage of time, or both, conflict with or result in the breach or termination, of, or default under, any provision of the articles of incorporation or bylaws of the Company, or any material instrument, license, permit, authorization, agreement or commitment to which the Company, the School, the Assets or Seller are a party or by which any of their assets, including without limitation the Assets, or properties are bound; (d) constitute a violation of any order, judgment or decree to which the Company or Seller is a party or by which any of their assets or properties is bound; (e) other than as contemplated by Schedules 3.1(f) or 4.4, require any approval of, filing or
                ----------------    ---
registration with, or consent from any Governmental Authority or Accrediting Body that is required to be obtained or made by the Company, the School or Seller; or (f) cause Purchaser or the Company to become subject to, or liable for the payment of, any Taxes outside of the ordinary course of business relating to periods prior to the Closing Date, or transfer taxes under state or local Illinois law attributable to purchase of the Shares by Purchaser. Except as set forth on Schedules 3.1(f) or 4.4, none of the Company, the School or
                ------------------- ---
Seller is or will be required to give any notice or obtain any consent, approval or other authorization from any Person in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder.

          4.5. SUBSIDIARIES; INVESTMENTS.
               -------------------------

          The Company has no Subsidiaries and has never had any Subsidiaries. The Company does not maintain and has not during the five (5) years prior to the date hereof maintained any Investment in any Person.

          4.6. CAPITALIZATION.
               --------------

          The authorized equity securities of the Company consist of five thousand (5,000) shares of common stock, par value $1.00 per share, of which five hundred (500) shares are issued and outstanding and constitute the Shares. The Trust is the record owner and holder of the Shares and Robert C. Marks is the sole beneficial owner of the Shares, free and clear of all Encumbrances other than Encumbrances disclosed on Schedule 4.6. Except as set forth in
                                     ------------
Schedule 4.6, no legend or other reference to any purported Encumbrance appears
------------
upon any certificate representing equity securities of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no agreements, commitments (including without limitation any options, warrants, rights or similar arrangements) or Plans relating to the issuance, sale, or transfer of any equity securities or other securities of the Company or providing for cash payments based upon the value of any equity securities of the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company neither owns, nor has any agreement or commitment to acquire, any equity securities or other securities of any Person, or any direct or indirect equity or ownership interest in any other business.

          4.7. BOOK AND RECORDS.
               ----------------

          Except as set forth on Schedule 4.7:
                                 -------------

          (a) The minute books, stock record books, and other records of the Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices, except where failure to so maintain such books and records would not have a material adverse effect upon the Company.

          (b) The Company has maintained all of its accounting books and records in accordance with applicable Legal Requirements and GAAP, except where failure to so maintain such books and records would not have a material adverse effect upon the Company, and such books and records are true, correct and complete in all material respects.

          (c)  At the Closing, all books and records described in this Section
                                                                       -------
     4.7 will be in the possession of the Company.
     ---

          4.8. COMPLIANCE WITH LAWS; LICENSES AND PERMITS.
               ------------------------------------------

          (a) None of the Company, the School or Seller is in violation of any Legal Requirement which violation might reasonably be expected to have a material adverse effect upon the financial condition, operating results, Accreditation or business of the Company or the School, and none of the Company, the School or Seller has received notice of any such violation. The Company and the School have filed all reports and returns required to be filed by them on or prior to the date hereof with Governmental Authorities and Accrediting Bodies.

          (b) As of the Closing, the Company shall have all licenses, Accreditations, certificates, permits, consents, authorizations, and other governmental or regulatory approvals (the "LICENSES AND PERMITS") necessary to conduct the business and operations of the Company and the School as presently being conducted, except where the failure to maintain any such Licenses and Permits would not have a material adverse effect on the operations or financial condition of the Company or the School. Schedule
                                                                     --------
     4.8(b) attached hereto is a true, correct and complete list of all Licenses
     ------
     and Permits of the Company and the School. No application made by the Company or the School for any License or Permit during the last five (5) years has been denied. The Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the Best of Seller's Knowledge, threatened. Seller has delivered to Purchaser copies of all such Licenses and Permits. None of the Company, the School, or Seller, has received notice that any of the Licenses and Permits will not be renewed and to the Best of Seller's Knowledge, there is no basis for nonrenewal.

          (c) As of the date hereof, the School does not have more than eighty-five percent (85%) of its revenues pursuant to Title IV Programs or derived from Title IV funds as determined in accordance with 34 C.F.R. (S) 600.5(d), and at no time during the past five (5) years have more than eighty-five percent (85%) of the revenues of the School been pursuant to Title IV programs or derived from Title IV funds.

          (d) The School has all Accreditations from Accrediting Bodies required to conduct the business of the School as presently conducted, is accredited by and is certified by the DOE as an eligible institution under Title IV and is a party to, and in compliance with, a valid program participation agreement with the DOE with respect to the operations of the School. Without limitation of the foregoing, as of the Closing Date the Company shall have all Accreditations required to be issued by the Illinois State Board of Higher Education necessary to operate the School as presently operated in accordance with applicable Legal Requirements. None of Company, the School, or Seller, has received any notice, not previously resolved, with respect to any alleged violation of the rules or regulations of the DOE or other Governmental Authority, or any applicable Accrediting Body in respect of the School, including sales and marketing activities, or the terms of any program participation agreement to which it is or was a party. If any such notices have been received and not resolved, Seller has disclosed their receipt and disposition to Purchaser in writing prior to the execution of this Agreement. Seller is not aware of any investigation or review of the Company's and the School's student financial aid programs or any review of Accreditation of the School by any Governmental Authority or Accrediting Body.

          4.9. RECRUITMENT; ADMISSIONS PROCEDURES; ATTENDANCE; REPORTS.
               -------------------------------------------------------

          (a)  Schedule 4.9 attached hereto is a complete list of all policy
               ------------
     manuals and other statements of procedures or instruction relating to (a) recruitment of students for the School, including procedures for assisting in the application by prospective students for direct or indirect state or federal financial assistance; (b) admissions procedures, including any descriptions of procedures for insuring compliance with federal, state or Accrediting Body requirements applicable to such procedures; and (c) procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course performance requirements and completion (collectively, the "POLICY GUIDELINES"). Seller has delivered to Purchaser true, correct and complete copies of all Policy Guidelines.

          (b) The operations of the Company and the School have, in all material respects, been conducted in accordance with the Policy Guidelines and all relevant standards imposed by applicable Accrediting Bodies, and other agencies administering state or federal governmental financial assistance programs in which the Company or the School participates, and other applicable Legal Requirements.

          (c) The Company has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests, for the Company and the School to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable Accreditation standards, (ii) Legal Requirements governing programs pursuant to which the School or its students receive student financial assistance funding, and (iii) all articulation agreements between the School and degree granting colleges and universities in effect as of the date hereof, except where failure to submit such reports, audits and other information would not have a material adverse effect on the business or operations of the Company or the School.

          (d) Except as disclosed in the Financial Statements, all student financial aid grants and loans, disbursements and record keeping relating thereto have been completed in compliance with all federal and state requirements, and there are no material deficiencies in respect thereto. To the Best of Seller's Knowledge and except as previously disclosed in prior audits or compliance reviews by DOE or any Accrediting Body, no student at the School has been funded prior to the date for which such student was eligible for such funding or in any amount other than an amount such student was eligible to receive, and such student records conform in form and substance to all relevant regulatory requirements.

          4.10.  COHORT DEFAULT RATE.
                 -------------------

          Schedule 4.10 attached hereto sets forth the published and draft
          -------------
cohort default rate for the School, calculated by the DOE and issued to the School pursuant to 30 C.F.R. (S) 668.17 or a predecessor regulation, for the federal fiscal years September 30, 1994 through and including September 30, 1996. To the Best of Seller's Knowledge, such schedule is materially accurate in all respects. As of the date of this Agreement, none of the Company, the School or Seller has received any notice as to the calculation or issuance of a published or draft cohort default rate for the School for the year ended September 30, 1997.

          4.11.  REAL PROPERTY ASSETS; OTHER ASSETS.
                 ----------------------------------

          (a) The Company does not presently own, nor has it ever owned any real property.

          (b) The only real property leased or otherwise used, operated or occupied by the Company or the School is the School's leased facility (the "LEASED FACILITY") located at 410 S. Michigan Avenue, Chicago, Illinois. The leases covering the Leased Facility (collectively the "LEASES"), which Leases are described on Schedule 4.11(b), are valid and in full force and
                             ----------------
     effect, and are enforceable by the Company in all material respects in accordance with their terms.

          (c) All of the Company's School Operations are conducted at the Leased Facility, and all of the tangible Assets and records relating to intangible Assets, and all such tangible Assets and records relating to intangible Assets are or as of the Closing will be delivered to Purchaser or located at the Leased Facility. The Company is not under any contractual or other legal obligation and has not entered into any commitment to make capital improvements or alterations to the Leased Facility. The Company and, to the Best of Seller's Knowledge, the landlord under the Leases, are not in default under the Leases and, to the Best of Seller's Knowledge, no event, act or omission has occurred which (with or without notice, the passage of time or the happening or occurrence of any other event) would result in a default thereunder. The Company enjoys peaceful and undisturbed possession under the Leases, and to the Best of Seller's Knowledge the Leased Facility is not subject to any zoning, ordinance or other restrictions which would prohibit the use and enjoyment of the Leased Facility in the manner in which the Leased Facility is currently used. Seller has no knowledge of any condemnation proceedings relating to the Leased Facility. To the Best of Seller's Knowledge, the Leased Facility, and the use thereof by the Company and the School, are in compliance in all material respects with all Legal Requirements, including without limitation, the Americans with Disabilities Act.

          (d) Except for the leased or licensed Assets (and the agreements pursuant to which such Assets are leased or licensed) set forth on Schedule
                                                                        --------
     4.11(d) attached hereto, the Company owns outright, and has good and
     -------
     marketable title to, all of its assets and properties, free and clear of Encumbrances, other than Permitted Liabilities and liens for current taxes not yet due and payable. All leases for tangible personal property used by the Company are valid and in full force and effect and enforceable in all material respects in accordance with their terms. Except as expressly indicated on Schedule 4.11(d) attached hereto, no such lease is a capital
                  ----------------
     lease. Neither the Company nor, to the Best of Seller's Knowledge, any of the other parties thereto, is in default under any such lease or license, and no event, act or omission has occurred which (with or without notice, the passage of time or the happening or occurrence of any other event) would result in a default thereunder.

          (e) The tangible Assets which are owned or leased by the Company are listed on Schedule 4.11(e) attached hereto, and, to the Best of Seller's
               ----------------
     Knowledge, are in good operating condition, order and repair, useable in the ordinary course of business consistent with past practice, subject to ordinary wear and tear, and are sufficient and adequate for all current operations.

          (f) Other than the Leased Facility, the Company does not operate, nor during the past five (5) years has it owned, leased or operated, any Facility.

          (g) The Curricula constitutes all of the Curricula currently used in courses currently offered by the Company at the School.

          (h) To the Best of Seller's Knowledge, the use of the Intellectual Property does not violate or infringe upon the rights of any other Person.

          4.12.  MATERIAL MISCELLANEOUS CONTRACTS.
                 --------------------------------

          Schedule 4.12 attached hereto sets forth a true, complete and correct
          -------------
list of all material contracts, agreements, and commitments relating to the operations of the Company and the School (hereinafter collectively referred to as the "MATERIAL MISCELLANEOUS

CONTRACTS") other than (a) the Leases, (b) leases and licenses listed on
Schedule 4.11(d) attached hereto, and (c) Plans listed on Schedule 4.21 attached
----------------                                          -------------
hereto. True, complete and correct copies of all Material Miscellaneous Contracts, together with all amendments thereto, have heretofore been delivered or otherwise made available to Purchaser. The Material Miscellaneous Contracts constitute legal, valid and binding obligations of the Company and to the Best of Seller's Knowledge, the other parties thereto, and, to the Best of Seller's Knowledge are in full force and effect. The Company is not in material default or, to the Best of Seller's Knowledge, alleged to be in material default on any term of any such Material Miscellaneous Contract, and no event, act or omission has occurred which (with or without notice, the passage of time or the happening or occurrence of any event) would result in a default thereunder. Except as noted on Schedule 3.1(f) attached hereto, the consummation of the transactions
         ---------------
contemplated by this Agreement does not require the consent or approval of any party to any Material Miscellaneous Contract.

          4.13.  TRADENAMES; CONFIDENTIAL INFORMATION.
                 ------------------------------------

          (a) All tradenames, trademarks or service marks used or useful in connection with the operations of the Company and the School, and all forms, derivatives and graphic presentations thereof, including forms of the tradenames "Harrington Institute" and "Harrington Institute of Interior Design" and related trademarks and servicemarks (collectively, the "TRADENAMES"), having material value to the operations of the Company or the School are set forth on Schedule 4.13 attached hereto. To the Best of
                                 -------------
     Seller's Knowledge, the use of the Tradenames by the Company does not violate or infringe upon any other Person's tradename, trademark, or servicemark. No trademarks, tradenames or service marks of the Company are registered. The Company has not licensed any other Person to use any Tradename. None of the Company, the School or Seller, has been sued or, to the Best of Seller's Knowledge, threatened with suit for infringement, violation or breach with respect to any Tradename, and to the Best of Seller's Knowledge, no basis exists for any such suit. None of the Company, the School or Seller is on notice of any infringement, violation or breach of the Tradename by any other Person.

          (b) To the Best of Seller's Knowledge, the Company has the right to use, free and clear of any claims or rights of any third party, all trade secrets, customer lists, know-how, Curricula and any other Intellectual Property required for or used in the operations of the School. To the Best of Seller's Knowledge, the Company is not in any way making any unlawful or wrongful use of any Tradename, trade secret, customer list, know-how, Curricula or any other Intellectual Property of any third party including, without limitation any former employer of any present or past employee of the Company.

          4.14.  FINANCIAL STATEMENTS; INDEBTEDNESS AND OTHER LIABILITIES.
                 --------------------------------------------------------

          Seller has previously furnished the Financial Statements to Purchaser. The balance sheets included in the Financial Statements present fairly the assets and liabilities of the Company as of the respective dates thereof, and the related statements of operations present fairly the results of operations of the Company for the respective periods covered thereby. The Financial Statements have been prepared in accordance with GAAP, are correct and complete in all material respects and fairly present the financial position of the Company as of the dates of such Financial Statements, and the results of operations and changes in financial position for the periods covered by such Financial Statements. The Company has maintained its financial books and records in accordance with applicable Legal Requirements and with GAAP, and such books and records are, and during the periods covered by the Financial Statements were, correct and complete in all material respects, fairly reflecting the income, expenses, assets and liabilities of the Company. Except as set forth in Schedule 4.14 attached hereto, the Company is not required to
                -------------
provide any letters of credit, guaranty or other financial security arrangements in connection with any Licenses, Permits or Accreditations maintained by the Company or the School. As of the date hereof, neither the Company nor the School has any material indebtedness, liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, other than:

          (a) those set forth or reserved against in the balance sheets included in the Financial Statements for the fiscal years then ended or disclosed in the footnotes to such Financial Statements, to the extent set forth, reserved against or in the case of footnote items, disclosed;

          (b) those incurred since July 31, 1998 in the ordinary course of business and consistent in nature with past practice; and

          (c) those not required to be disclosed in financial statements or notes thereto prepared in accordance with GAAP.

There are no long-term fixed or contractual liabilities relating to the operation of the Company or the School, as presently operated by the Company, the annual expenses of which are not reflected in the Financial Statements where required by GAAP or which are not otherwise disclosed or set forth in this Agreement or the schedules hereto. Other than obligations in respect of Prepaid Tuition and Student Deposits, neither the Company nor the School has any obligations in respect of refundable deposits.

          4.15.  RECEIVABLES.
                 -----------

          The accounts receivable (including, without limitation, student accounts receivables) of the Company and the School, except to the extent of the allowance for cancellations and doubtful accounts set forth in the Financial Statements, are bona fide receivables, arose out of arms' length transactions in the normal and usual practices of the Company, are recorded correctly on the applicable books and records of the Company and the School, and, to the Best of Seller's Knowledge, are collectable in full in the ordinary course of business, subject in the case of certain receivables to reserves established for such receivables in the Financial Statements. For purposes of the immediately preceding sentence, "accounts receivable" shall not include any accounts receivable of the Company which are more than sixty (60) days past invoice date, except to the extent any such accounts receivable are included as assets in the Final Closing Balance Sheet. To the Best of Seller's Knowledge, such receivables are not subject to any defense, counterclaim or setoff or trade discounts or credits not reflected in the Financial Statements (other than tuition refund policies administered in accordance with all applicable Legal Requirements and the applicable Policy Guidelines), and Seller has no knowledge of any facts or circumstances which would cause any of such receivables to have to be written down or written off in amounts which in the aggregate would be in excess of reserves established for such receivables in the Financial Statements.

          4.16.  INVENTORIES.
                 -----------

          The only inventories maintained by the Company and the School consist of supplies used in the ordinary course of business of the School and are reflected on the Financial Statements as "inventories." Such supplies are reflected at cost, are usable in the ordinary and regular course of business, are in all material respects fit and sufficient for the purpose for which they were purchased and, at the date of this Agreement, are in customary amounts appropriate to the Company's operation of the School. All excess or obsolete items have been written off.

          4.17.  BANK ACCOUNTS.
                 -------------

          Schedule 4.17 attached hereto sets forth a true, complete and correct
          -------------
list of the names of all banks and other financial institutions in which the Company or the School has an account or safe deposit box, which list includes a description of such accounts, the account numbers and the names of all individuals authorized to draw thereon or have access thereto.

          4.18.  LITIGATION, ETC.
              -  ----------------

          There are no Proceedings, pending or, to the Best of Seller's Knowledge, threatened against or affecting the Company, the School or Seller (including without limitation Seller's interest in the Shares), at law or in equity, or before or by any Governmental Authority or Accrediting Body (including without limitation any investigations or inquiries as to the qualification to hold or receive any Accreditation or any of the Licenses and Permits) which could have a material adverse effect on the transactions contemplated by this Agreement or the Company's, the School's or Seller's ability to consummate such transactions. To the Best of Seller's Knowledge, there is no basis for any of the foregoing.

          4.19.  INSURANCE.
                 ---------

          Schedule 4.19 attached hereto sets forth all insurance coverages
          -------------
maintained by the Company presently or during the past five (5) years on the Leased Facility, and the Assets and the operations of the Company and the School, including a list of all policies or binders of property and casualty, general and vehicular liability, fidelity and fiduciary liability, umbrella, workers' compensation, key-man life and other similar insurance, and all binders for insurance to be purchased on or before Closing in order to replace policies expiring prior to the Closing. Copies of such policies have been made available or previously delivered to Purchaser. Such policies and binders are in full force and effect, and there is no material breach or default with respect to any provision contained in any such policy or binder, and all premiums, to the extent due and payable, have been paid or the liability therefor properly accrued. Seller believes the insurance coverage maintained by the Company is sufficient and is customary for operation of a private, post secondary vocational school of similar size, engaged in similar lines of business.

Except for amounts deductible and self-insured retainers under such policies of insurance, the Company has not been, prior to the date hereof, subject to liability as a self-insurer for the Company or the School. There are no claims pending or, to the Best of Seller's Knowledge, threatened under any of said policies pertaining to the Company or the School or disputes with underwriters regarding coverage under such policies pertaining to the Company or the School. Except as set forth on Schedule 4.19, neither the execution, delivery and
                       -------------
performance of this Agreement, nor the consummation of the transactions contemplated hereby, will result in the loss to the Company or the School of any of the insurance policies listed, or impair the rights of the Company or the School with respect to liabilities arising, in connection with the operations of the Company or the School prior to the Closing. Within five (5) years prior to the date hereof, neither the Company nor the School has been denied insurance, or been offered insurance only at a commercially prohibitive premium.

          4.20.  ENVIRONMENTAL MATTERS.
                 ---------------------

          Neither the Company nor, to the Best of Seller's Knowledge, the Leased Facility, is in violation of any Environmental Law, or subject to any pending or threatened Proceeding relating to an alleged violation of, or non-compliance with, any Environmental Law. Neither the Company nor the School has generated, transported, stored, treated or disposed of nor has either of them allowed or arranged for any third persons to generate, transport, store, treat or dispose of, any Hazardous Substance to or at: (a) any location other than a site lawfully permitted to receive such Hazardous Substance for such purposes or (b) any location designated for remedial action pursuant to federal, state or local statute and relating to the environment or waste disposal; nor, to the Best of Seller's Knowledge, has the Company or the School performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of any Legal Requirements; except where such violation would not have a material adverse affect on the business or operations of the Company or the School. Except as set forth in Schedule 4.20 attached hereto, none of the
                                    -------------
Company, the School or Seller has received notification of, nor is it aware, of, any past or present failure by the Company or the School to comply with any Environmental Law, including without limitation the requirements of any Licenses or Permits issued pursuant to any Environmental Law. None of the Company, the School or Seller has received any notice of any violations of the Occupational Safety and Health Act, as amended, or any similar state or local Legal Requirement, relating to the Company or the School which has not been resolved without material liability to the Company or the School.

          4.21.  EMPLOYEE BENEFIT PLANS.
                 ----------------------

          (a)    Schedule 4.21(a)
                 ----------------

                 (i) contains a complete and accurate list of all Company Plans and Company Other Benefit Obligations, including all Qualified Plans. The Company does not maintain, nor has it maintained, any Plan not disclosed on Schedule 4.21(a) which constitutes, (A) a defined benefit
                       ----------------
          Pension Plan, (B) a Qualified Plan, (C) VEBA, (D) a Title IV Plan, or
          (E) a Multi-Employer Plans .

                 (ii) contains a complete and accurate list of (A) all ERISA Affiliates of the Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

                 (iii) sets forth a calculation of the liability of the Company for post-retirement benefits other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether the Company is required by this Statement to disclose such information.

                 (iv) sets forth the financial cost of all obligations owed under the Company's Profit Sharing Plan.

          (b)    Seller has delivered to Purchaser prior to the date hereof:

                 (i) all documents that set forth the terms of each Company Plan or Company Other Benefit Obligation and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which Seller or the Company are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans and Company Other Benefit Obligations for which a plan description or summary plan description is not required;

                 (ii)   all personnel or employment manuals and policies;

                 (iii) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

                 (iv) all registration statements filed with respect to any Company Plan;

                 (v) all insurance policies purchased by or to provide benefits under any Company Plan;

                 (vi) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan or Company Other Benefit Obligation;

                 (vii) all actuarial and investment reports submitted within the three (3) years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to each Company Plan and Company Other Benefit Obligation;

                 (viii) forms of all notifications given to employees of their rights under ERISA (S) 601 et seq. and IRC (S) 4980B;

                 (ix)    the Form 5500 filed in each of the most recent three
          (3) plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

                 (x) all notices concerning penalties or excise taxes that were given by the Company or any ERISA Affiliate of the Company or any Company Plan to the IRS, the PBGC, the United States Department of Labor, or any participant or beneficiary, pursuant to statute, within the three (3) years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 4.21;
                                                                 ------------
          and

                 (xi) all notices that were given by the IRS, the PBGC, or the Department of Labor to the Company, any ERISA Affiliate of the Company, with respect to any Company Plan within three (3) years preceding the date of this Agreement.

          (c)    Except as set forth in Schedule 4.21(c):
                                        ----------------

                 (i) The Company has performed all of its obligations under all Company Plans and Company Other Benefit Obligations except where any failure to so perform would not have a material adverse effect on the Company or Purchaser. The Company has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans that have accrued but are not due.

                 (ii) No statement, either written or oral, has been made by the Company to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have a material adverse economic consequence to the Company or to Purchaser.

                 (iii) The Company, with respect to all Company Plans and Company Other Benefit Obligations, is, and each Company Plan and Company Other Benefit Obligation, complies with ERISA, the IRC, and other applicable Legal Requirements (including the provisions of such Legal Requirements expressly mentioned in this Section 4.21) except
                                                         ------------
          where failure to so comply would not have a material adverse effect on the Company or Purchaser. To the extent that the Profit Sharing Plan has not yet been amended to comply with all applicable legislation, all necessary or appropriate amendments shall be made prior to or in connection with termination of the Profit Sharing Plan pursuant to
          Section 2.6 so that failure to make any such amendment previously
          -----------
          will not have a material adverse effect on the Company or Purchaser after the Closing.

                    (A) No transaction prohibited by ERISA (S) 406 and no "prohibited transaction" under IRC (S) 4975(c) has occurred with respect to any Company Plan.

                    (B) The Company does not have any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                    (C) The Company does not have any liability to the PBGC with respect to any Plan or any liability under ERISA (S) 502 or
               (S) 4071.

                    (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                    (E) All contributions and payments made or accrued with respect to all Company Plans, Company Other Benefit Obligations, and Company VEBAs are deductible under IRC (S) 162 or (S) 404. No amount, or any asset of any Company Plan, is subject to tax as unrelated business taxable income.

               (iv) Each Company Plan other than the Profit Sharing Plan can be terminated on thirty (30) days prior notice, without payment of any additional contribution or amount, without the vesting or acceleration of any benefits promised by such Plan, and without further liability to the Company (except for payment of benefits accrued but not yet payable through the date of such termination).

               (v) Except as described in this Agreement and the agreements and other documents described herein (including without limitation the schedules hereto), there has been no establishment or amendment of any Company Plan or Company Other Benefit Obligation.

               (vi) To the best of Sellers' knowledge, no event has occurred or circumstance exists that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Other Benefit Obligations that are self-insured.

               (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan, Company Other Benefit Obligation, or Company VEBA is pending or, to the Best of Seller's Knowledge, is threatened.

               (viii)  Except as disclosed on Schedule 4.21(a), no Company Plan
                                              ----------------
          is a stock bonus, pension, or profit-sharing plan within the meaning of IRC (S) 401(a).

               (ix) Each Qualified Plan of the Company is qualified in form and operation under IRC (S) 401(a); each trust for each such Plan is exempt from federal income tax under IRC (S) 501(a). No event has occurred or circumstance exists that would disqualify any such Plan, cause the Company to lose tax deductions for contributions made or accrued and to be made to such Plan, or cause any such trust to lose its tax exempt status. No fees or expenses are accrued or payable to any trustee or custodian of any Plan or related trust. There are no pending claims and there is no basis for any future claim for indemnification by the Company of any trustee of any Qualified Plan. Each Company VEBA is exempt from federal income tax.

               (x) The Company and each ERISA Affiliate of the Company has met the minimum funding standard, and has made all contributions required, under ERISA (S) 302 and IRC (S) 412.

               (xi)    No Company Plan is subject to Title IV of ERISA.

               (xii) The Company has paid all amounts due to the PBGC pursuant to ERISA (S) 4007.

               (xiii) Neither the Company nor any ERISA Affiliate of the Company has ceased operations at any Facility or has withdrawn from any Title IV Plan in a manner that would subject any entity or Seller to liability under ERISA (S) 4062(e), (S) 4063, or (S) 4064.

               (xiv) Neither the Company nor any ERISA Affiliate of the Company has filed a notice of intent to terminate any Plan subject to Title IV of ERISA or has adopted any amendment to treat a Title IV Plan as terminated. The PBGC has not instituted proceedings to treat any Company Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under ERISA (S) 4042 for the termination of, or the appointment of a trustee to administer, any Company Plan.

               (xv) No amendment has been made, or is reasonably expected to be made, to any Plan that has required or could require the provision of security under ERISA (S) 307 or IRC (S) 401(a)(29).

               (xvi) No accumulated funding deficiency, whether or not waived, exists with respect to any Company Plan; no event has occurred or circumstance exists that may result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan.

               (xvii) Any accountants' report for a Pension Plan of the Company and each ERISA Affiliate of the Company fairly presents the financial condition and the results of operations of each such Plan in accordance with GAAP.

               (xviii) Since the last valuation date for each Pension Plan of the Company and each ERISA Affiliate of the Company, no event has occurred or circumstance exists that would increase the amount of benefits under any such Plan or that would cause the excess of Plan assets over benefit liabilities (as defined in ERISA (S) 4001) to decrease, or the amount by which benefit liabilities exceed assets to increase.

               (xix) No reportable event (as defined in ERISA (S) 4043 and in regulations issued thereunder) has occurred.

               (xx) To the Best of Seller's Knowledge, there are no facts or circumstances that may give rise to any liability of any of Seller, the Company, or Purchaser to the PBGC under Title IV of ERISA with respect to a Pension Plan of the Company or an ERISA Affiliate of the Company.

               (xxi) Neither the Company nor any ERISA Affiliate of the Company has ever established, maintained, or contributed to or otherwise participated in, or had an obligation to maintain, contribute to, or otherwise participate in, any Multi-Employer Plan.

               (xxii) Except to the extent required under ERISA (S) 601 et seq. and IRC (S) 4980B, the Company does not provide health or welfare benefits for any retired or former employee nor is it obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

               (xxiii) The Company has the right to modify and terminate benefits to retirees (other than pensions) with respect to both retired and active employees, except for benefits accrued as of the date of such modifications or termination.

               (xxiv) Seller and the Company has complied with the provisions of ERISA (S) 601 et seq. and IRC (S) 4980B, except where failure to so comply would not have a material adverse effect on the Company or Purchaser.

               (xxv) No payment that is currently owed or may become due to any director, officer, employee, or agent of the Company will be non-deductible to the Company or subject to tax under IRC (S) 280G or (S) 4999; nor will the Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise tax on a payment to such person.

               (xxvi) The sale of the Shares to Purchaser will not in and of itself result in the payment, vesting, or acceleration of any benefit.

          (d) Upon consummation of the transactions contemplated by this Agreement, neither Purchaser nor the Company shall have any obligation to pay or provide severance or bonus payments, consulting or non-competition payments, continuation of health or life insurance benefits or any other payments or benefits of any kind with respect to any former stockholder, director or employee of the Company other than (i) as set forth in this Agreement and the Employment Agreement, (ii) with respect to Persons employed by the Company as of the Closing Date or (iii) as set forth in
     Schedule 4.21(d), which lists all former employees of the Company who were
     ----------------
     receiving or entitled to receive severance payments or continuation of health benefits as of the Closing Date.

          4.22.  EMPLOYMENT MATTERS.
                 ------------------

          (a)  Schedule 4.22 attached hereto contains a list of all employees
               -------------
     of the Company and all material consultants and other Persons (including, without limitation, sales representatives), other than attorneys and accountants, who are employed or providing services in connection with the operation of the Company including: name; length of service; job title; rate of base salary, bonuses and other incentive compensation; and identifying all contracts, agreements, commitments and arrangements, written or oral, with such employees or consultants. True, correct and complete copies of all agreements between the Company and such employees, consultants and other Persons, and all amendments thereto have been provided to Purchaser. The Company has performed all of its obligations under such agreements and is not in default or violation and, to the Best of Seller's Knowledge, the other parties thereto are not in default or violation, thereunder. Sales and admissions representatives, and other recruiters, (if any), for the Company, whether employed directly by or otherwise engaged by the Company, are retained in accordance with all applicable Legal Requirements, including without limitation applicable requirements for registration and licensure, if any. No such sales or admissions representative or other recruiter or employee of the Company receives commissions, bonuses or other contingency payments based, directly or indirectly, on the enrollment of students or the awarding of Title IV Program funds. The Company has no obligation to pay bonuses or other incentive compensation to any employee except as disclosed on Schedule
                                                                   --------
     4.22.
     ----

          (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, that in any way adversely affects or will affect (i) the performance of his or her duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business. To the Best of Seller's Knowledge, no employee of the

     Company listed on Schedule 4.22 intends to terminate his or her employment
                       -------------
     with the Company.

          (c) The Company has no "leased employees" for purposes of IRC (S) 414(n).

          4.23.  LABOR RELATIONS; COMPLIANCE.
                 ---------------------------

          The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, and occupational safety and health, except where the failure to comply would not have a material adverse effect upon the Company. The Company has not been nor is it a party to any collective bargaining or other labor contract or agreement, written or oral, with employees as a group. There has not been, there is not presently pending or existing, and to the Best of Seller's Knowledge, there is not threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Authority, or any organizational activity, or other labor or employment dispute against or affecting the Company, or (c) any application for certification of a collective bargaining agent.

          4.24.  TAX MATTERS.
                 -----------

          (a)  Except as disclosed on Schedule 4.24,
                                      -------------

               (i) The Company has filed or caused to be filed on or before the due dates therefor or within applicable extension periods all returns for Taxes that are or were required to be filed by the Company, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements.

               (ii) Seller has delivered or made available to Purchaser copies of all such tax returns of the Company, filed since January 1, 1995.

               (iii) The Company has paid, or made provision for the payment of, all Taxes that have or may have become due from the Company pursuant to such returns for Taxes or otherwise, or pursuant to any assessment received by Seller or the Company.

          (b) The United States federal and state income tax returns of the Company have not been audited by the IRS. Except as described in Schedule
                                                                      --------
     4.24, neither the Company nor Seller has given or been requested to give
     -----
     waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable. Neither the Company nor Seller is, nor to the Best of Seller's Knowledge is either expected to become a party to, any pending or threatened action or proceeding, assessment or collection of Taxes.

          (c) The charges, accruals, and reserves with respect to Taxes on the Financial Statements are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Financial Statements or in Schedule 4.24. No consent to the application of
                                -------------
     Section of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

          (d) All tax returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, nor has it ever been, an "S" corporation.

          4.25.  BROKERAGE.
                 ---------

          Neither Seller nor the Company has retained any broker or finder, and neither will be obligated to pay any brokers' or finders' fee, in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

          4.26.  AFFILIATE TRANSACTIONS.
                 ----------------------

          Except as set forth in Schedule 4.26 attached hereto or as
                                 -------------
specifically contemplated hereby, no Affiliate of the Company is a party to any agreement, contract, commitment or transaction with the Company or the School, or has any material interest in any material property used in connection with the operations of the Company or the School.

          4.27.  ABSENCE OF CERTAIN CHANGES.
                 --------------------------

          From July 31, 1998 through the date of this Agreement, the Company has conducted its operations only according to its ordinary and usual course of business, and the Company has used its best efforts to preserve intact the Company's and the School's business organization, keep the services of its employees and maintain satisfactory relationships with Governmental Authorities, Accrediting Bodies, suppliers, agents, students and others having business relationships with the Company and the School. From July 31, 1998 until the date hereof there has not been, occurred or arisen:

          (a) any sale, lease, transfer, abandonment or other disposition of any right, title or interest in or to any of the properties or assets of the Company or the School (tangible or intangible), except in the ordinary course of business;

          (b) (i) any dividends or other payments of distributions by the Company to Seller in its capacity as the shareholder of the Company, (ii) any approval or action to put into effect any increase in any compensation or benefits payable to any employee, director, agent or officer of the Company or the School, or any payment, grant or accrual to or for the benefit of any such employee, director, agent or officer of any bonus, service award, percentage compensation or other benefit, except for annual pay increases and bonuses for employees in accordance with the Company's historical practices (such bonuses not exceeding $10,000 in the aggregate), a bonus paid to Robert C. Marks by the Company as reflected on the Financial Statements for the fiscal year ended July 31, 1998 and a contribution to the Company's Profit Sharing Plan for 1997 in the amount of $147,000 (provided, that such bonuses and contributions are not reasonably
               --------
     anticipated to materially impair the Company's ability to satisfy the requirements of Section 2.3 with respect to the Threshold Amount and the
                     -----------
     Cash Minimum), (iii) any adoption or amendment of any Plans, or any severance agreement or employment contract to which any such employee, director, agent or officer is a party or (iv) any entering into of any employment, deferred compensation or other agreements with respect to bonuses, service awards, percentage compensation or other benefits with any such employee, director, agent or officer;

          (c) any damage, destruction or loss, whether or not covered by insurance, materially adverse to the assets, business, or operations of the Company or the School;

          (d)  distributions permitted by Section 2.9; or
                                          -----------

          (e) any agreement, whether in writing or otherwise, to take any action described in this Section 4.27.
                              ------------

          4.28.  SOLVENCY.
                 --------

          As of the Closing Date and after giving effect to the consummation of the transactions contemplated to occur as of the Closing Date, the Company: (a) owns assets the fair saleable value (on a going concern basis) of which are (i) greater than the total amount of liabilities (including contingent liabilities) of the Company, and (ii) greater than the amount that will be required to pay the probable liabilities of the Company's existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Company; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) has not incurred debts beyond its ability to pay such debts as they become due.

          4.29.  YEAR 2000 COMPLIANCE.
                 --------------------

          To the Best of Seller's Knowledge, the computer, computer application and central processing unit errors (including with respect to date-sensitive functions) anticipated to occur in connection with the advent of the calendar years 1999 and 2000 will not result in a material adverse change in the Company's business condition (financial or otherwise), operations, properties or prospects, or ability to pay its liabilities.

          4.30. ACCREDITING BODY APPROVALS.
                --------------------------

          Subject to satisfaction of the condition to Closing set forth in

Section 7.7, there exists no fact or circumstance attributable to Seller, the
-----------
Company or the School that would cause DOE, any other Governmental Authority or Accrediting Body whose authorization, consent or similar approval is a requirement for the consummation of the transactions contemplated by this Agreement to refuse to deliver such authorization, consent or similar approval.

          4.31. DELIVERY OF DOCUMENTS.
                ---------------------

          True, correct and complete copies of the Leases and all Material Miscellaneous Contracts, Plans, Policy Guidelines and other documents, instruments, agreements and records of the Company and the School described on schedules to this Agreement or relating to the assets, liabilities and the operations of the Company, the representations and warranties of Seller contained in this Agreement or the operation of the School, have been delivered or made available to Purchaser.

          4.32. DISCLOSURE.
                ----------

          Neither this Agreement, nor any of the schedules, exhibits, attachments, written statements, documents, certificates or other items prepared or supplied to Purchaser in writing by or on behalf of Seller with respect to the transactions contemplated hereby, contain any untrue statement of a material fact or omit a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made. There is no fact which Seller has not disclosed to Purchaser in writing of which any of its officers, directors or executive employees is aware which has had or may reasonably be anticipated to have a material adverse effect upon the existing or expected business, condition (financial or otherwise), operating results, Assets, properties, employee relations, reputation or business prospects of the Company.

          5.    REPRESENTATIONS AND WARRANTIES OF PURCHASER.
                -------------------------------------------

          As a material inducement to Seller to enter into this Agreement and to sell the Shares, Purchaser hereby represents and warrants that:

          5.1.  ORGANIZATION AND CORPORATE POWER.
                --------------------------------

          Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is qualified to do business as a foreign corporation in each jurisdiction in which the nature of its operations requires, or as of the Closing will require, it to so qualify, except where failure to so qualify would not have a material adverse effect on its business or operations. Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as now conducted, and to consummate the transactions contemplated hereby. The copies of

Purchaser's articles of incorporation and by-laws which have been furnished by Purchaser to Seller reflect all amendments made thereto at any time prior to the date of this Agreement and are true, correct and complete.

          5.2.  CAPACITY; AUTHORIZATION, BINDING EFFECT, ETC.
                ---------------------------------------------

          Purchaser has the unrestricted and absolute power, legal capacity and authority to execute, deliver and perform this Agreement and each other document being executed by it in connection herewith to which it is a party. This Agreement has been, and each such other document and agreement to be executed in connection herewith upon consummation of the Closing, will have been, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery hereof and thereof by Seller and any other parties thereto), this Agreement is, and each such other document or agreement will be, a valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws effecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

          5.3.  NO CONFLICTS, ETC.
                ------------------

          Except as set forth in Schedule 5.3, the execution, delivery and
                                 ------------
performance by Purchaser of this Agreement, and each other document being executed by Purchaser, in connection herewith, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in violation of (i) any provision of the articles of incorporation or bylaws of Purchaser, or (ii) any resolution adopted by the board of directors or stockholders of Purchaser, (b) contravene, violate or conflict with any Legal Requirement applicable to Purchaser, (c) with or without the giving of notice, the passage of time, or both, conflict with, or result in the breach or termination of, or default under, any provisions of any material instrument, license, permit, authorization, agreement or commitment to which Purchaser is a party or by which its assets are bound, (d) constitute a violation of any order, judgment or decree to which Purchaser is a party or by which any of its assets or properties are bound, or (e) require any approval of, or filing or registration with, any Governmental Authority or Accrediting Body that is required to be obtained or made by Purchaser, other than approvals, filings and registrations which have been previously obtained or made, or which are required and will be obtained or made in the ordinary course of Purchaser's business and operations.

          5.4.  LITIGATION.
                ----------

          There are no Proceedings pending or, to the Best of Purchaser's Knowledge, threatened against or affecting Purchaser at law or in equity, or before or by any Governmental Authority or Accrediting Body which could have a material adverse effect on the transactions contemplated by this Agreement or Purchaser's ability to consummate such transactions. To the Best of Purchaser's Knowledge, there is no basis for the foregoing.

          5.5.  BROKERAGE.
                ---------

          Purchaser has not retained any broker or finder in connection with the negotiation or consummation of the transactions contemplated by this Agreement to whom Seller may be liable for fees, expenses or other consideration payable in connection with such transactions.

          5.6.  ACCREDITING BODY APPROVALS.
                --------------------------

          There exists no fact or circumstance attributable to Purchaser that would cause DOE, any other Governmental Authority or the Accrediting Body whose authorization, consent or similar approval is a requirement for the consummation of the transactions contemplated by this Agreement to refuse to deliver such authorization, consent or similar approval.

          5.7.  DISCLOSURE.
                ----------

          Neither this Agreement, nor any of the schedules, exhibits or attachments hereto prepared or supplied to Seller in writing by or on behalf of Purchaser, or any documents, certificates or other written agreements delivered by or on behalf of Purchaser with respect to the transactions contemplated hereby, contain any untrue statement of material fact or omit a statement of material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made.

          5.8.  SECURITIES LAWS.
                ---------------

          Purchaser is acquiring the Shares for its own account and not with a view toward resale. Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and may not be sold or transferred in the absence of an effective registration statement or an exemption from registration under the Securities Act.

          6.    NONCOMPETITION AND NONSOLICITATION; CONFIDENTIAL INFORMATION;
                -------------------------------------------------------------
EXCLUSIVE DEALING.
-----------------

          6.1.  NONCOMPETITION AGREEMENT.
                ------------------------

          Seller agrees that for a period (the "NONCOMPETITION PERIOD") commencing on the date hereof and ending three (3) years after the Closing Date, Seller shall not own or engage in, either directly or indirectly, as an officer, manager, employee, independent contractor, consultant, director, partner, sole proprietor or equity holder, any business operating post-secondary trade or vocational schools, whether for profit or not-for-profit, that offers classes, courses or instruction in interior design or related fields or activities, or that in any manner competes with the School or other vocational schools owned or operated by Purchaser through its subsidiaries (the "COMPETITIVE ACTIVITIES"). Seller hereby acknowledges that Purchaser intends to promote the School throughout the United States and Canada, and that through its subsidiaries, Purchaser operates schools which compete with the School throughout the United States and Canada, and that the geographical scope of this noncompetition agreement is intended to encompass all Competitive Activities engaged in anywhere in the United States and

Canada. Notwithstanding the foregoing, nothing herein shall prevent Seller from owning less than two percent (2%) of the capital stock of a company whose stock is publicly traded and which is engaged in Competitive Activities.

          6.2.  NON-SOLICITATION AGREEMENT.
                --------------------------

          During the Noncompetition Period, Seller shall not, directly or indirectly, individually or on behalf of any Person solicit, aid or induce (a) any employee of the Company, Purchaser or their respective Affiliates to leave Purchaser, the Company or their respective Affiliates in order to accept employment with or render services for Seller or such Person or (b) any student, customer, client, vendor, lender, supplier or sales representative of the Company, Purchaser or their respective Affiliates or similar persons engaged in business with Purchaser, the Company or their respective Affiliates to discontinue the relationship or reduce the amount of business done with Purchaser, the Company or their respective Affiliates.

          6.3.  MAINTENANCE OF CONFIDENTIAL INFORMATION BY SELLER.
                -------------------------------------------------

          Seller acknowledges and agrees that Seller is in possession of Confidential Information (as defined herein) relating to the Company and the School. For purposes hereof, "CONFIDENTIAL INFORMATION" shall mean all proprietary or confidential information concerning the business, Curricula, properties and operations of the Company and the School, including, without limitation, all student and prospective student lists, supplier lists, know-how, trade secrets, business and marketing plans, techniques, forecasts, projections, budgets, unpublished financial statements, price lists, costs, computer programs, source and object codes, algorithms, data, and other original works of authorship, along with all information received from third parties and held in confidence by the Company, the School or Seller (including, without limitation, personnel files and student records). Seller agrees that Seller will hold the Confidential Information in the strictest confidence and will not disclose or make use of (directly or indirectly) the Confidential Information or any portion thereof to or on behalf of themselves or any third party, except (i) as required in the performance of Seller's duties and obligations pursuant to the Employment Agreement or this Agreement, (ii) as required by the order of any court or similar tribunal or any other Governmental Authority of appropriate jurisdiction; provided, however, that Seller shall, to the extent practicable, give Purchaser prior written notice of any such required disclosure and shall cooperate with Purchaser in obtaining a protective order or such similar protection as Purchaser may deem appropriate to preserve the confidential nature of such information. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information which is or, without any wrongful action by Seller, becomes generally available to the public. Upon consummation of the sale of the Shares to Purchaser, Seller shall have delivered to Purchaser (directly or to the Company) all physical embodiments of material Confidential Information (regardless of form or medium) in the possession of or under the control of Seller.

          6.4.  SCOPE OF RESTRICTION.
                --------------------

          The parties have attempted to limit the scope of the covenants set forth in this Section 6 to the extent necessary to provide Purchaser with the
              ---------
benefit of its purchase of the Shares, the Company and the School from Seller. The parties recognize, however, that reasonable people may differ in making such determination. Consequently, the parties hereby agree that if the scope and duration of such covenants would, but for this provision, be deemed by a court of competent authority to be unreasonable or otherwise unenforceable, such court may modify such covenants to the extent that such court determines to be necessary in order to grant enforcement thereof as so modified.

          6.5.  INJUNCTIVE RELIEF.
                -----------------

          The parties hereto recognize that Purchaser will suffer irreparable injury in the event of a breach of the terms of this Section 6 by Seller.
                                                     ---------
Notwithstanding any provision to the contrary contained herein, including without limitation the provisions of Section 9, in the event of a breach of the
                                     ---------
terms of this Section 6, Purchaser shall be entitled, in addition to any other
              ---------
remedies and damages available and without proof of monetary or immediate damage, to a temporary and/or permanent injunction, without bond, to restrain the violation of this Section 6 by Seller, and any Persons acting for or in
                      ---------
concert with Seller. However, such remedy shall be non-exclusive and in addition to any other remedies otherwise available to Purchaser.

          6.6.  TERMINATION UPON RECISSION OR EVENT OF DEFAULT UNDER NOTE.
                ---------------------------------------------------------

          In the event of any recission of the transactions contemplated hereby pursuant to Section 10, all provisions of this Section 6 shall be of no further
            ----------                         ---------
force or effect. Notwithstanding any provision of this Agreement to the contrary, during any period in which an Event of Default (as defined in the
Note) has occurred under the Note and such Event of Default remains uncured, the restrictions on Seller's activities set forth in Section 6.1 shall not apply.
                                                 -----------

          6.7.  COOPERATION PENDING CLOSING.
                ---------------------------

          During the period from the date of this Agreement to the Closing Date, Seller shall cooperate fully with Purchaser, its officers, employees, representatives and agents in connection with accomplishing the satisfaction of all conditions to the Closing and with all other matters relating to the consummation of the transactions contemplated by this Agreement, including, without limitation, providing reasonable access to the Leased Facility, employees, books and records for the School in connection with Purchaser's performance of its due diligence review of the School, and obtaining necessary Licenses and Permits from governmental entities and Accrediting Bodies; provided
                                                                        --------
that Purchaser shall reimburse Seller for expenses incurred by Seller in obtaining Licenses or Permits at Purchaser's request which are required to be obtained by the Company or the School solely in connection with Purchaser's acquisition of the Shares and which would have not been required to be obtained by the Company or the School in the ordinary course of business. Furthermore, during the period from the date of this Agreement to the Closing Date, Seller shall not allow the Company or the School to conduct any business and incur or assume any liabilities or obligations of any kind or nature relating to the Company, the School, the Shares, the Assets or this Agreement, except for such business, liabilities and obligations as may be conducted or incurred in the ordinary course of business of the Company and the School, or as expressly permitted or required by the terms of this Agreement, or as to which Purchaser grants prior written consent. Seller shall promptly notify Purchaser of any occurrence or event that would or is likely to make untrue any representation or warranty of Seller made in Section 4 as of the Closing Date,
                                             ---------
or which would or is likely to result in an inability to satisfy any condition set forth in Sections 7 or 8.
             ----------    -

          6.8.  EXCLUSIVE DEALING.
                -----------------

          During the period from the date of this Agreement to the Closing Date, Seller shall not, directly or indirectly, encourage, initiate or engage in discussions or negotiations with, or (except as contemplated by this Agreement) provide any information to, any Person, other than Purchaser, and Governmental Authorities, concerning any proposed purchase of the School, the Shares or the Assets, or any similar transaction involving the School.

          7.    CONDITIONS TO PURCHASER'S OBLIGATIONS.
                -------------------------------------

          The obligations of Purchaser to purchase the Shares and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or to the waiver in writing by Purchaser, on or before the Closing Date (or such other date as may be indicated below, where applicable), of the conditions set forth below:

          7.1.  CONSENT AND ESTOPPEL CERTIFICATE.
                --------------------------------

          A consent and estoppel certificate from the landlord of the Leased Facility, certifying certain factual matters relating to the Leases, including without limitation certification that there are no defaults under the Leases and the amounts of security deposits under the Leases, and consenting to the transfer of the Shares to the Purchaser, in form and substance reasonably acceptable to Purchaser and its senior lender, LaSalle National Bank.

          7.2.  [INTENTIONALLY OMITTED.]
                 ---------------------

          7.3.  TRUTH OF REPRESENTATIONS AND WARRANTIES.
                ---------------------------------------

          The representations and warranties of Seller contained in this Agreement and in any certificate delivered by Seller or the Company in accordance with the terms hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

          7.4.  PERFORMANCE OF AGREEMENTS.
                -------------------------

          Each and all of the agreements of Seller to be performed on or before the Closing Date pursuant to the terms hereof shall have been fully performed in all material respects, each of the documents, agreements and other items to be delivered to Purchaser pursuant to Section 3.1 shall have been delivered, and
                                   -----------
Seller shall have delivered to Purchaser a certificate, dated the Closing Date, to such effect.

          7.5.  NO MATERIAL ADVERSE CHANGE.
                --------------------------

          Since the date of this Agreement, there shall have been no material adverse change in the properties, business, assets, results of operations, condition (financial or otherwise) or business prospects of the Company or the School, and Seller shall have delivered to Purchaser a certificate, dated the Closing Date to such effect.

          7.6.  LITIGATION.
                ----------

          No Proceeding shall have been instituted or threatened by any Person before a court or other Governmental Authority or Accrediting Body, (i) seeking to restrain or prohibit any of the transactions contemplated hereby or (ii) challenging or questioning the right, title or interest of Seller in and to the Shares to be transferred under this Agreement or the right of Seller to transfer all of such right, title and interest in and to such Shares to Purchaser.

          7.7.  CONFIRMATION BY THE ILLINOIS STATE BOARD OF HIGHER EDUCATION.
                ------------------------------------------------------------

          The Illinois State Board of Higher Education shall have issued written confirmation of the authorization and approval for all programs offered by the School, which confirmation shall be satisfactory to Purchaser in its reasonable discretion.

          7.8.  [INTENTIONALLY OMITTED];

          7.9.  PROCEEDINGS.
                -----------

          All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser shall have received copies of all such documents and other evidence as Purchaser or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all appropriate proceedings in connection therewith.

          7.10. PROFIT SHARING PLAN.
                -------------------

          Seller shall have caused the Company to initiate the termination of the Profit Sharing Plan, and provided Purchaser with evidence of such action, in accordance with Section 2.6.
                -----------

          8.    CONDITIONS TO SELLER'S OBLIGATIONS.
                ----------------------------------

          The obligations of Seller to sell the Shares and to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or to the waiver in writing by Seller, on or before the Closing Date, of the conditions set forth below:

          8.1.  TRUTH OF REPRESENTATIONS AND WARRANTIES.
                ---------------------------------------

          The representations and warranties of Purchaser contained in this Agreement and in any certificate delivered by Purchaser in accordance with the terms hereof shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Purchaser shall have delivered to Seller a certificate, dated the Closing Date, to such effect.

          8.2.  PERFORMANCE OF AGREEMENTS.
                -------------------------

          Each and all of the agreements of Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed in all materials respects, each of the documents, agreements and other items, to be delivered to Seller pursuant to Section 3.2 shall have been
                                             -----------
delivered, and Purchaser shall have delivered to Seller a certificate, dated the Closing Date, to such effect.

          8.3.  LITIGATION.
                ----------

          No Proceeding shall have been instituted or threatened by any Person before a court or other Governmental Authority or Accrediting Body, (i) seeking to restrain or prohibit any of the transactions contemplated hereby, or (ii) unless Purchaser has agreed to waive its right to indemnification with respect thereto, challenging or questioning the right, title or interest of Seller to transfer validly all of such right, title and interest in and to the Shares to be transferred hereunder to Purchaser.

          8.4.  PROCEEDINGS.
                -----------

          All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Seller and Seller's counsel, and Seller shall have received copies of all such documents and other evidence as Seller or Seller's counsel may reasonably request in order to establish the consummation of such transactions and the taking of all appropriate proceedings in connection therewith.

          8.5.  CONSENT AND ESTOPPEL CERTIFICATE.
                --------------------------------

          A consent and estoppel certificate from the landlord of the Leased Facility, certifying certain factual matters relating to the Leases, including without limitation certification that there are no defaults under the Leases and the amounts of security deposits under the Leases, and consenting to the transfer of the Shares to the Purchaser, in form and substance reasonably acceptable to Purchaser and its senior lender, LaSalle National Bank.

          8.6.  CONFIRMATION BY THE ILLINOIS STATE BOARD OF HIGHER EDUCATION.
                ------------------------------------------------------------

          The Illinois State Board of Higher Education shall have issued written confirmation of the authorization and approval for all programs offered by the School, which confirmation shall be satisfactory to Seller in its reasonable discretion.

          9.    INDEMNIFICATION; REMEDIES.
                -------------------------

          9.1.  SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.
                ------------------------------------------------------------

          All representations, warranties, covenants, and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement, will survive the Closing; provided that all representations and
                                     --------
warranties in this Agreement (other than representations and warranties set forth in Section 4.2, 4.4, 4.18, 4.21 and 4.24) shall expire on
         -----------  ---  ----  ----     ----
the eighteen (18) month anniversary of the Closing Date. The right to indemnification, payment of Indemnifiable Losses or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

          9.2.  INDEMNIFICATION AND PAYMENT OF INDEMNIFIABLE LOSSES BY SELLER.
                -------------------------------------------------------------

          Seller will indemnify and hold harmless Purchaser, the Company, and each of their respective directors, officers, agents, employees, stockholders, controlling persons, and Affiliates for, and will pay to Purchaser and such other Persons the amount of, any actual loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees), whether or not involving a third-party claim (collectively, "INDEMNIFIABLE LOSSES"), arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Seller in this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

          (b) any breach by Seller of any covenant or obligation of Seller in this Agreement or any other document delivered by Seller pursuant to this Agreement;

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Seller or the Company (or any Person acting on their behalf) in connection with any of the transactions contemplated by this Agreement; or

          (d) any matter relating to the operation of the Company prior to the Closing (including, without limitation any Excluded Liabilities) other than Permitted Liabilities.

          9.3.  INDEMNIFICATION AND PAYMENT OF INDEMNIFIABLE LOSSES BY
                ------------------------------------------------------
PURCHASER.
---------

          Purchaser will indemnify and hold harmless Seller and Seller's agents and Affiliates, and will pay to Seller and such other Persons the amount of any Indemnifiable Losses arising, directly or indirectly, from or in connection with:

          (a) any breach of any representation or warranty made by Purchaser in this Agreement or in any certificate or document delivered by Purchaser pursuant to this Agreement;

          (b) any breach by Purchaser of any covenant or obligation of Purchaser in this Agreement or any other document delivered by Purchaser pursuant to this Agreement;

          (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on Purchaser's behalf) in connection with any of the transactions contemplated by this Agreement; or

          (d)  any Permitted Liabilities.

          9.4. LIMITATIONS ON INDEMNIFICATION.
               ------------------------------

          Notwithstanding anything to the contrary herein no party shall be obligated to pay the other any amounts for indemnification under Section 9.2 or
                                                                 -----------
9.3, until the aggregate amount which it would have been obligated to pay but
---
for this Section 9.4 equals $75,000 (exclusive of legal and accounting fees)
         -----------
whereupon the indemnifying party shall be obligated to pay all amounts for indemnification then owing by such indemnifying party, including the amounts aggregated to reach the $75,000 threshold (and legal and accounting fees excluded in the calculation thereof); provided, that this Section 9.4 shall not
                                      --------            -----------
apply to Purchaser's obligation in respect of the payment of the Purchase Price or its obligations described in Sections 9.3(c), or Seller's obligations
                                ---------------
described in Section 6 or Sections 9.2(c).
             ---------    ---------------

          9.5. PROCEDURES.
               ----------

          (a)  Any claim under Section 9.2 or Section 9.3 shall be made in a
                               -----------    -----------
     written statement signed by the party seeking indemnification which shall specify in reasonable detail each individual item of Indemnifiable Loss and the estimated amount thereof, the date such item was claimed or the facts giving rise to such claim were discovered, the basis for any alleged liability and the nature of the breach or claim to which each such item is related .

          (b) If the indemnifying party does not pay the amount specified in any such statement within thirty (30) days after it has been delivered by the party seeking indemnification, the party seeking indemnification may enforce its right in accordance with law.

          (c) The party seeking indemnification in respect of any third party claim shall give the indemnifying party prompt notice of any Proceeding which might give rise to liability of the indemnifying party for indemnification hereunder; provided, that failure to give the indemnifying party prompt notice will not relieve such indemnifying party of any liability to the indemnified party hereunder, except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party's failure to give such notice. If the indemnifying party contests any third party claim, it will have the option to defend, at the indemnifying party's expense, any such matter, provided that the indemnified party shall have the right, at its own cost and expense, to participate in the defense of such claim or, if the indemnifying party elects not to defend the claim, to conduct the defense on its own behalf. If the indemnifying party conducts the defense of a claim, neither party will enter into any settlement agreement without the other party's consent; provided, that the indemnified party shall not
                            --------
     object to any proposed settlement which requires only the payment of money by the indemnifying party and does not involve any admissions or stipulations by the indemnified party or any injunctive or similar relief or any other contractual obligations affecting the indemnified party or its business and operations. The indemnified party shall cooperate with the indemnifying party in the defense, compromise or settlement of any claim for which indemnification is sought. If the indemnifying party elects not to conduct the defense of such claim, the indemnified party shall be permitted to settle or compromise any such claim on such terms as it deems appropriate and such settlement or compromise shall not prejudice its rights to indemnification hereunder.

          (d) Notwithstanding Section 9.5(c), if an indemnified party determines
                              --------------
     in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary Indemnifiable Losses for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

          (e) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

          9.6. PREVAILING PARTY TO BE AWARDED LEGAL FEES.
               -----------------------------------------

          In the event of any litigation between Seller and Purchaser, whether at law or in equity, arising out of this Agreement, the party prevailing in such litigation shall be entitled to receive, upon application to the court, its reasonable legal fees and expenses incurred in connection therewith.

          9.7. OFFSET.
               ------

          Purchaser's obligations pursuant to the Note shall be subject to offset to the extent of any Indemnifiable Losses alleged by Purchaser in good faith, and as otherwise set forth in the Note and in this Agreement, including without limitation Section 2.2(b) and Section 2.3(a) hereof. In the event of
                   --------------     --------------
offset or dispute under this Agreement or the Note, then Purchaser shall pay to the Trust, for the account of Seller, that portion of the Deferred Payment which is not in dispute; provided, that notwithstanding the foregoing, if the amount
                   --------
in dispute is $25,000 or less, Purchaser may withhold payment of $25,000, and if the amount in dispute is less than $50,000 but greater than $25,000, Purchaser may withhold payment of $50,000. In the event of any such offset, if Seller provides Purchaser written notice objecting to such offset setting forth the basis for such objection, and the amount objected to, then the offset amount objected to by Seller shall be paid to Seller within one hundred twenty (120) days of Purchaser's receipt of Seller's objection, unless, within one hundred twenty (120) days of receipt of Seller's objection, Purchaser initiates a lawsuit seeking to establish Purchaser's right to offset such amount or Seller withdraws such objection. Notwithstanding the foregoing, the provisions of the immediately preceding two
(2) sentences shall not apply to any dispute regarding determination of the Final Closing Balance Sheet pursuant to Section 2.3(c), which dispute shall be
                                        --------------
resolved in accordance with the provisions of Section 2.3(c) and the Note.
                                              --------------

          10.  RESCISSION OF TRANSACTIONS.
               --------------------------

          In the event that, based wholly or in material part on any Seller Inadequacy, the DOE has not issued to Purchaser a DOE Approval Notice permitting resumption of Title IV funding to the School as operated by Purchaser within six
(6) months after final and binding determination of the Final Balance Sheet or based wholly or in material part on any Seller Inadequacy, such approval contains unusual or burdensome conditions which Purchaser reasonably determines would materially reduce the economic benefits that Purchaser or its Affiliates anticipated to receive from the consummation of the transactions contemplated by this Agreement, or would impose burdensome restrictions or limitations on the activities of Purchaser or its Affiliate unrelated to the School or the Company, Purchaser shall have the right and option, in its sole discretion, upon notice delivered no later than thirty (30) days after receipt of notice that such approval is denied or so conditioned and in any event no later than ten (10) days after the expiration of the six (6) month period described in the preceding sentence, to rescind the transactions consummated under this Agreement. Upon Purchaser's election of rescission hereunder each of the parties hereto shall take such actions as may reasonably be required to restore the other parties to their respective positions as they existed prior to Closing. In the event of a rescission hereunder, among other things and by way of illustration, all amounts advanced by Purchaser or its Affiliates to fund the operations of the School after the Closing (whether as debt or equity) shall be reimbursed by Seller and such reimbursement shall be secured by a first priority lien upon the Shares and all of the Assets, Purchaser shall tender the Shares to Seller (endorsed in blank with appropriate warranties of title), and all obligations of Purchaser pursuant to this Agreement shall be terminated. Purchaser agrees that during the period from the Closing Date through the date of receipt of a DOE Approval Notice as described above, Purchaser shall use its reasonable efforts to obtain such approval. In the event the DOE does not issue a DOE Approval Notice based on the financial condition or actions of Purchaser and Purchaser nonetheless elects to rescind the transactions consummated pursuant to this Agreement, Purchaser shall reimburse the Company for losses, including diminution in value, that the Company has suffered as a result of the DOE's refusal to issue a DOE Approval Notice.

          11.    MISCELLANEOUS.
                 -------------

          11.1.  EXPENSES.
                 --------

          Each party hereto shall be liable for the payment of the fees and expenses incurred by such party or on such party's behalf in connection with the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, including (or termination hereof in accordance with Section 2.4, 7 or 8 hereof), without limitation, legal, accounting, financial and tax advice, brokers, finders and other fees, expenses and commissions. Seller shall pay all transfer, sales and use taxes resulting from the sale of the Shares to Purchaser.

          11.2.  EXCLUSIVE REMEDIES.
                 ------------------

          Except for violations of Sections 6, any claim for any breach of
                                   ----------
representation of warranty arising out of this Agreement shall have as its sole remedy the indemnification provided in Section 9, unless such breach results
                                       ---------
from gross negligence or willful misconduct. Notwithstanding the foregoing, nothing herein shall preclude any part from seeking any rights or remedies under any other agreements executed in connection herewith or from seeking injunctive or other equitable relief as may be reasonable necessary to protect its rights hereunder, including, without limitation, those rights and remedies specified in
Section 6.5.
-----------

          11.3.  SUCCESSORS AND ASSIGNS.
                 ----------------------

          This Agreement and the rights hereunder shall not be assignable or transferable without the prior written consent of all the parties hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing, whether or not any express assignment has been made, the provisions of this Agreement which are for Purchaser's benefit are also for the benefit of, and enforceable by, any subsequent owner of the Company or the School.

          11.4.  SEVERABILITY.
                 ------------

          Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          11.5.  COUNTERPARTS.
                 ------------

          This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          11.6.  DESCRIPTIVE HEADINGS; INTERPRETATION.
                 ------------------------------------

          The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement.

          11.7.  GOVERNING LAWS.
                 --------------

          This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Illinois without giving effect to provisions thereof regarding conflict of laws.

          11.8.  CONSENT TO JURISDICTION AND SERVICE OF PROCESS.
                 ----------------------------------------------

          EACH PARTY HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER RELATED DOCUMENTS SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NONCOVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. PURCHASER DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SELLER DESIGNATES AND APPOINTS ITS LEGAL COUNSEL, ARONBERG, GOLDGEHN, DAVIS & GARMISA, LOCATED AT ONE IBM PLAZA, SUITE 3000, CHICAGO, ILLINOIS 60611, OR SUCH OTHER PERSON AS MAY HEREINAFTER BE SELECTED BY PURCHASER OR SELLER, AS APPLICABLE, WHO IRREVOCABLY AGREES IN WRITING TO SO SERVE, AS AGENT TO RECEIVE ON SUCH PARTY'S BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY EACH PARTY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY EITHER REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO EACH PARTY AS PROVIDED HEREIN, EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, SUCH PARTY HEREBY AGREES THAT SERVICE UPON IT BY REGISTERED MAIL, RETURN RECEIPT REQUESTED SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          11.9.  WAIVER OF JURY TRIAL.
                 ---------------------

          EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER

IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THESE TRANSACTIONS, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          11.10.  NOTICES.
                  -------

          All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally or sent by facsimile to the recipient, or (b) one (1) business day after the date such communication is sent to the recipient by reputable express, overnight courier service (charges prepaid), or (c) three (3) business days after the date such communication is sent to the recipient by certified mail, return receipt requested. Such notices, demands and other communications shall be sent to the parties hereto at the addresses indicated below:


If to Purchaser:                     Career Education Corporation
                                     2800 West Higgins Road
                                     Hoffman Estates, Illinois  60195
                                     Attention:  William A. Klettke,
                                                 Todd H. Steele
                                     Facsimile:  (847) 781-3610

With copies to:                      Katten, Muchin & Zavis
                                     525 West Monroe Street
                                     Suite 1600
                                     Chicago, Illinois  60661-3693
                                     Attention:  Lawrence D. Levin, Esq.
                                     Facsimile:  (312) 902-1061
and                                  Goldberg, Kohn, Bell, Black,
                                     Rosenbloom & Moritz, Ltd.
                                     55 East Monroe Street
                                     Suite 3700
                                     Chicago, Illinois  60603
                                     Attention:  Dennis B. Black, Esq.
                                     Facsimile:  (312) 332-2196

If to Seller:                        Robert C. Marks
                                     175 East Delaware Place
                                     Chicago, Illinois  60611-1727

With copies to:                      Aronberg, Goldgehn, Davis & Garmisa
                                     One IBM Plaza, Suite 3000
                                     Chicago, Illinois 60611
                                     Attention:  Robert N. Sodikoff
                                     Facsimile:  (312) 828-9635


or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

          11.11.  PUBLICITY.
                  ---------

          No party hereto shall issue any press release or other public statement regarding the transactions contemplated by this Agreement without the prior consent of the other party hereto, except as necessary to comply with any applicable Legal Requirement; provided, that after the Closing, Purchaser may
                              --------
issue such press releases or other public statements as Purchaser deems necessary to comply with applicable Legal Requirements or otherwise desirable or appropriate.

          11.12.  MAINTENANCE OF CONFIDENTIAL INFORMATION BY PURCHASER.
                  ----------------------------------------------------

          Purchaser agrees that, prior to the Closing and the expiration of all rights of Purchaser to rescind the transactions contemplated hereby pursuant to
Section 10 hereof, Purchaser shall hold the Confidential Information in the
----------
strictest confidence and will not disclose or make use of (directly or indirectly) the Confidential Information or any portion thereof to or on behalf of itself or any third party, except (i) as required in the performance of Purchaser's duties and obligations pursuant to, or as otherwise contemplated by, this Agreement, (ii) as necessary or appropriate in connection with operation of the School in the ordinary course of business, (iii) as required by the order of any court or similar tribunal or any other Governmental Authority of appropriate jurisdiction; provided, however, that Purchaser shall, to the extent practicable, give Seller prior written notice of any such required disclosure and shall cooperate with Seller in obtaining a protective order or such similar protection as Seller may deem appropriate to preserve the confidential nature of such information. In the event of rescission of the transactions contemplated by this Agreement, Purchaser shall at all times thereafter hold the Confidential Information in the strictest confidence and will not disclose or make use of (directly or indirectly) the Confidential Information or any portion thereof in accordance with, and subject to the exceptions set forth in, the immediately preceding sentence. The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information which is or, without any wrongful action by Purchaser, becomes generally available to the public.

          11.13.  INTERNAL REVENUE CODE SECTION 338.
                  ---------------------------------

          Purchaser hereby covenants and agrees that it shall not make an election pursuant to IRC Section 338 with respect to the stock purchase
                         -----------
transaction contemplated by this Agreement.

          11.14.  ENTIRE AGREEMENT.
                  ----------------

          Except as otherwise expressly set forth herein, this Agreement and the exhibits and schedules hereto embody the complete agreement and understanding by and among the parties and their respective Affiliates, and supersede and preempt any prior understandings, agreements or representations by or among the parties and their respective Affiliates, written or oral, which may have related to the subject matter hereof in any way.

          11.15.  AMENDMENT.
                  ---------

          This Agreement cannot be amended or otherwise modified except by a written instrument signed by all parties hereto.

          IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date first written above.


                                   SELLER:

                                   THE ROBERT C. MARKS TRUST DATED
                                   OCTOBER 9, 1997


                                   By  /s/ Robert C. Marks
                                      ---------------------------------
                                   Its Trustee


                                       /s/ Robert C. Marks
                                   ------------------------------------
                                   Robert C. Marks, an individual


                                   PURCHASER:

                                   CAREER EDUCATION CORPORATION, a
                                   Delaware corporation


                                   By  /s/ John M. Larson
                                     ----------------------------------
                                   Its Chief Executive Officer
                                       --------------------------------

                              LIST OF APPENDICES

Appendix A          --   Certain Definitions

                               LIST OF EXHIBITS

Exhibit A           --   Note
Exhibit B           --   Seller's Release
Exhibit C           --   Employment Agreement
Exhibit D           --   Opinion of Seller's Counsel
Exhibit E           --   Closing Checklist
Exhibit F           --   Opinion of Purchaser's Counsel
Exhibit G           --   Escrow Agreement

                               LIST OF SCHEDULES

Schedule 2.2(a)     --   Wire Instructions
Schedule 2.3(a)     --   Sample Threshold Amount and Cash Minimum Calculation
Schedule 3.1(f)     --   Third Party Consents
Schedule 4.4        --   Seller's Conflicts
Schedule 4.6        --   Encumbrances on the Shares
Schedule 4.7        --   Books and Records Issues
Schedule 4.8(b)     --   Licenses and Permits
Schedule 4.9        --   Policy Guidelines
Schedule 4.10       --   Cohort Default Rates
Schedule 4.11(b)    --   Real Estate Leases
Schedule 4.11(d)    --   Other Leases and Licenses
Schedule 4.11(e)    --   Tangible Assets
Schedule 4.12       --   Material Miscellaneous Contracts
Schedule 4.13       --   Tradenames
Schedule 4.14       --   Financial Security Arrangements
Schedule 4.17       --   Bank Accounts and Signatories
Schedule 4.19       --   Insurance
Schedule 4.20       --   Environmental Matters
Schedule 4.21(a)    --   Company Plans and Other Benefit Obligations
Schedule 4.21(c)    --   Noncompliance with Company Plans and Other Benefit
Obligations
Schedule 4.21(d)    --   Former Employees Receiving Payment and Other Benefits
Schedule 4.22       --   Employment Matters
Schedule 4.24       --   Tax Matters
Schedule 4.26       --   Affiliate Transactions
Schedule 5.3        --   Purchaser's Conflicts

                                  APPENDIX A

                              Certain Definitions
                              -------------------

     "ACCREDITING BODY" means any entity or organization, whether governmental, government chartered, private or quasi-private, which engages in granting or withholding Accreditation for private post secondary schools in accordance with standards relating to the performance, operation, financial condition and/or academic standards of such schools, including, without limitation, the DOE, the National Association of Schools of Art and Design, the Illinois State Board of Education and the Illinois State Board of Higher Education, as applicable.

     "ACCREDITATION" means any license, permit, authorization, certification, accreditation or similar approval granted by any Accrediting Body.

     "ADDITIONAL CLOSING PAYMENT" shall have the meaning ascribed to such term in Section 2.2(a).
   --------------

     "AFFILIATE" means, with respect to any Person, any individual related by blood or marriage to such Person or any Person controlling, controlled by or under common control with such Person.

     "ASSETS" shall have the meaning ascribed to such term in Section 2.3(a).
                                                              --------------

     "BEST OF PURCHASER'S KNOWLEDGE" means the collective actual knowledge of the executive officers of Purchaser holding offices of vice-president or higher, following due inquiry of appropriate officers, employees and consultants of Purchaser.

     "BEST OF SELLER'S KNOWLEDGE" means the collective actual knowledge of Seller and the executive officers of the Company holding offices of vice-president or higher, following due inquiry of appropriate officers, employees and consultants of the Company, and the dean, the admissions director and the financial aid director of the School.

     "CASH MINIMUM" shall have the meaning ascribed to such term in Section
                                                                    -------
2.3(a).
------

     "CLOSING" shall have the meaning ascribed to such term in Section 2.4.
                                                               -----------

     "CLOSING DATE" shall mean the date of the Closing.

     "CLOSING PAYMENT" shall have the meaning ascribed to such term in Section
                                                                       -------
2.2(a).
------

     "COMPANY" shall have the meaning ascribed to such term in the background section of this Agreement.

     "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Company.

     "COMPANY PLAN" means all Plans of which the Company is or was a Plan Sponsor, or to which the Company otherwise contributes or has contributed, or in which the Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

     "CONFIDENTIAL INFORMATION" shall have the meaning ascribed to such term in
Section 6.3.
-----------

     "CURRENT ASSETS" means cash, cash equivalents and accounts receivable as set forth in 34 C.F.R. (S) 668.15(b)(7) (1997), as amended.

     "CURRICULA" means copyrighted and proprietary uncopyrighted materials used in any courses offered at the School.

     "DOE" means the United States Department of Education and any successor agency administering student financial assistance under Title IV.

     "DOE APPROVAL NOTICE" means a Provisional Program Participation Agreement, both issued and executed by DOE.

     "EMPLOYMENT AGREEMENT" shall have the meaning ascribed to such term in
Section 3.1(c).
--------------

     "ENCUMBRANCE" means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENTAL LAW" means any Legal Requirement pertaining to any Hazardous Substance or otherwise pertaining to the environment or protection of any natural resources, including, without limitation, air, soil or water.

     "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "ERISA AFFILIATE" means any other Person that, together with the Company, would be treated as a single employer under IRC (S) 414(b), (c), (m) or (o).

     "ESCROW" and "ESCROW AGREEMENT" shall have the respective meanings ascribed to such terms in Section 2.2(c).
                 --------------

     "ESTIMATED CLOSING BALANCE SHEET" shall have the meaning ascribed to such term in Section 3.1(h).
        --------------

     "EXCLUDED LIABILITIES" shall have the meaning ascribed to such term in
Section 2.3(b).
--------------

     "FACILITY" shall mean any real property now or previously owned, leased or operated by Seller, including without limitation the Leased Facility.

     "FINAL BALANCE SHEET" shall have the meaning ascribed to such term in
Section 2.3(c).
--------------

     "FINANCIAL STATEMENTS" means (a) the audited balance sheets and the related statements of income and changes in financial position of the Company as at and for the fiscal years ended July 31, 1995, 1996, 1997, 1998, and (b) balance sheets and related statements of income and changes in financial position of the Company prepared by the Company's accountants as at and for the three (3) month period ended [OCTOBER 31, 1998].

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board and the Emerging Issues Task Force (or any successor authority) that are applicable as of the date of determination, all as consistently applied in the preparation of the Financial Statements.

     "GOVERNMENTAL AUTHORITY" means any (a) federal, state, local, municipal, foreign, or other government; (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, bureau, department, official, or entity and any court or other tribunal); and (c) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS SUBSTANCE" means any substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," "waste" or similar terms in any applicable Legal Requirement relating to environmental protection, remediation or liability, clean air, clean water, waste disposal and hazardous substance transportation or disposal, including, without limitation, Legal Requirements relating to petroleum, asbestos, polychlorinated biphenyls, flammable explosives and radioactive materials.

     "INDEMNIFIABLE LOSSES" shall have the meaning ascribed to such term in
Section 7.2.
-----------

     "INDEPENDENT AUDITOR" shall have the meaning ascribed to such term in
Section 2.3(c).
----------------

     "INTELLECTUAL PROPERTY" means the patents, trademarks, tradenames (including, without limitation, the Company's name and the School's name), servicemarks, copyrights, know-how, Curricula and trade secrets owned by the Company or used in connection with the operation of the School.

     "INVESTMENT" as applied to any Person means (i) any direct or indirect ownership by such Person of any notes, obligations, instruments, stock, securities or ownership interest of any other Person, and (ii) any capital contribution by such Person to any other Person.

     "IRC" means the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

     "LEASES" shall have the meaning ascribed to such term in Section 4.11(b).
                                                              ---------------

     "LEASED FACILITY" shall have the meaning ascribed to such term in Section
                                                                       -------
4.11(b).
-------

     "LEGAL REQUIREMENT" means any foreign, federal, state, local, municipal, administrative or other constitution, law, statute, regulation, rule, ordinance, order, administrative order, principle of common law or treaty to which Seller, the Company or Purchaser are subject, as applicable.

     "LICENSES AND PERMITS" shall have the meaning ascribed to such term in
Section 4.8(b).
--------------

     "MATERIAL MISCELLANEOUS CONTRACTS" shall have the meaning ascribed to such term in Section 4.12.
        ------------

     "MULTI-EMPLOYER PLAN" shall have the meaning ascribed to such term in ERISA
(S) 3(37)(A).

     "NOTE" shall have the meaning ascribed to such term in Section 2.2(b).
                                                            --------------

     "OTHER BENEFIT OBLIGATIONS" means all obligations, arrangements, or other commitments to provide benefits, other than salary, as compensation for services rendered, to present or former directors or employees other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC (S) 132.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "PENSION PLAN" has the meaning ascribed to such term in ERISA (S) 3(2)(A).

     "PERSON" means any individual, general or limited partnership, corporation (including any non-profit corporation), limited liability company, joint stock company, joint venture, trust, association, unincorporated organization, labor union, Governmental Authority, Accrediting Body or other similar entity.

     "PERMITTED LIABILITIES" shall have the meaning ascribed to such term in
Section 2.3(b).
--------------

     "PLANS" means all employee benefit plans, whether qualified or nonqualified, whether funded or unfunded and whether or not subject to ERISA, affecting employees of the Company, and all collective bargaining agreements relating to employee benefits affecting employees of the Company with respect to which the Company may incur any future or contingent obligations, including, without limitation, all written or oral plans, agreements, arrangements or policies relating to deferred compensation, pensions, profit sharing, retirement income or other benefits, stock purchase and stock option plans, bonus plans, severance arrangements, health benefits, retiree health benefits, insurance benefits and all other employee benefits or fringe benefits, including any employee welfare benefit plans and employee pension benefit plans within the meaning of Sections 3(1) and 3(2) of ERISA, and including any policies, plans or arrangements with respect to provisions of or reimbursement of expenses for automobiles, car telephones, club and association memberships, travel and expense reimbursements, employee loans and advances, or other similar benefits.

     "PLAN SPONSOR" shall have the meaning ascribed to such term in ERISA (S) 3(16)(B).

     "POLICY GUIDELINES" shall have the meaning ascribed to such term in Section
                                                                         -------
4.9(a).
------

     "PRE-CLOSING FINANCIAL AID IRREGULARITIES" shall have the meaning ascribed to such term in Section 2.3(b).
                --------------

     "PREPAID TUITION" shall have the meaning ascribed to such term in Section
                                                                       -------
2.3(a).
------

     "PROCEEDING" means any action, claim, arbitration, audit, hearing, investigation, inquiry, litigation, suit (whether civil, criminal, administrative, investigative, or informal) or other proceeding commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

     "PROFIT SHARING PLAN" shall have the meaning ascribed to such term in
Section 2.6.
-----------

     "PURCHASE PRICE" shall have the meaning ascribed to such term in Section
                                                                      -------
2.2.
---

     "PURCHASER" shall have the meaning ascribed to such term in the preamble to this Agreement.

     "QUALIFIED PLAN" means any Plan that meets or is intended to meet the requirements of IRC (S) 401(a).

     "SCHOOL" shall have the meaning ascribed to such term in the background section to this Agreement.

     "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "SELLER" shall have the meaning ascribed to such term in the preamble to this Agreement.

     "SELLER INADEQUACY" means any Pre-Closing Financial Aid Irregularity or other Pre-Closing characteristic or condition of the School or the Company.

     "SELLER'S RELEASE" shall have the meaning ascribed to such term in Section
                                                                        -------
3.1(b).
------

     "SHARES" shall have the meaning ascribed to such term in the background section to this Agreement.

     "STUDENT DEPOSITS" means any refundable deposits made with the Company by students.

     "TAXES" means all taxes, levies or other like assessments, charges or fees, including, without limitation income, gross receipts, excise, property (including, without limitation, any special assessments), sales, license, payroll and franchise or other taxes imposed by any Governmental Authority on the Company and/or any of its business activities; and such term shall include any interest, penalties or additions or other amounts payable in connection with any Taxes.

     "THRESHOLD AMOUNT" shall have the meaning ascribed to such term in Section
                                                                        -------
2.3(a).
------

     "TITLE IV" means Subchapter IV of the Higher Education Act of 1965, as amended, 20 U.S.C.A. (S) 1070a, et seq., and any amendments or successor statutes thereto.

     "TITLE IV PROGRAM" means any program of student financial assistance administered pursuant to Title IV.

     "TRADENAMES" shall have the meaning ascribed to such term in Section
                                                                  -------
4.13(a).
-------

     "YEAR 2000 PROBLEM" shall have the meaning ascribed to such term in Section
                                                                         -------
4.29.
----

     "VEBA" means a voluntary employees' beneficiary association under IRC (S) 501(c)(9).